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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HERITAGE COMMERCE CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HERITAGE COMMERCE CORP

April 7, 2008

Dear Shareholder:

        You are cordially invited to attend the 2008 Annual Meeting of Shareholders, which will be held at 1:00 p.m. on Thursday, May 22, 2008, at Heritage Commerce Corp's offices, located at 150 Almaden Boulevard, San Jose, California, 95113.

        The accompanying Notice of Annual Meeting and proxy statement describe the business that will be conducted at the meeting and provide information about Heritage Commerce Corp. We have also enclosed our 2007 Annual Report on Form 10-K.

        Your continued support is appreciated and we hope you will attend the Annual Meeting. Whether or not you are personally present, it is very important that your shares be represented at the Meeting. Accordingly, please sign, date, and mail the enclosed proxy card promptly. You may also vote electronically over the Internet or by telephone by following the instructions on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

Jack W. Conner	Walter T. Kaczmarek
Chairman of the Board	President and Chief Executive Officer

150 Almaden Boulevard, San Jose, California 95113    •    Telephone (408) 947-6900    •    Fax (408) 947-6910

HERITAGE COMMERCE CORP
150 Almaden Boulevard
San Jose, California 95113

Notice of Annual Meeting of Shareholders

        The Annual Meeting of Shareholders of Heritage Commerce Corp (the "Company") will be held at the Company's offices, located at 150 Almaden Boulevard, San Jose, California 95113 on May 22, 2008, at 1:00 p.m., for the following purposes:

        1.     To elect 13 members of the Board of Directors each for a term of one year;

        2.     To approve an amendment to the Heritage Commerce Corp 2004 Stock Option Plan to increase the number of shares for issuance under the Plan.

        3.     To ratify the selection of Crowe Chizek and Company LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008.

        4.     To consider and transact such other business as may properly be brought before the meeting.

        The Board of Directors recommends that shareholders vote FOR all proposals.

        Shareholders of record at the close of business on March 25, 2008 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting.

        Provisions of our Bylaws govern nominations for election of members of the Board of Directors, as follows:

        Nomination for election of directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the president of the Company not less than 21 days, nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the president of the Company not later than the close of business on the tenth day following the day on which the notice of such meeting is sent by third class mail (if permitted by law), no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the number of shares of capital stock of the corporation owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of the corporation owned by the notifying shareholder; (vi) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; (vii) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt; and (viii) a statement regarding the nominee's compliance with Section 2.3 of the Bylaws.

        Nominees for the Board of Directors must meet certain qualifications set forth in Section 2.3 of our Bylaws, which prohibit the election as a director of any person who is a director, executive officer, branch manager or trustee for any unaffiliated commercial bank, savings bank, trust company, savings and loan association, building and loan association, industrial bank or credit union that is engaged in business in (i) any city, town or village in which the Company or any affiliate or subsidiary thereof has offices, or (ii) any city, town or village adjacent to a city, town or village in which the Company or any affiliate or subsidiary thereof has offices.

        Nominations not made in accordance with our Bylaws will be disregarded by the chairperson of the meeting, and upon the chairman's instructions, the inspector of election may disregard all votes cast for each nominee. Additional information regarding shareholders recommending nominees for directors is discussed in the accompanying proxy statement under the heading "Nomination of Directors."

        All shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, you are requested to date, execute and return the enclosed proxy card, without delay, in the enclosed postage-paid envelope whether or not you plan to attend the meeting. You may also vote electronically over the Internet or by telephone by following the instructions on the proxy card. If you do attend the meeting, you may then withdraw your proxy and vote in person.

By Order Of The Board Of Directors

Rebecca A. Levey Senior Vice President and Corporate Secretary

April 7, 2008
San Jose, California

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING,
PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD
AS PROMPTLY AS POSSIBLE IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.
YOU MAY ALSO VOTE ELECTRONICALLY BY TELEPHONE OR OVER THE
INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

i

Change of Control Arrangements and Termination of Employment	38
Director Compensation	42
PROPOSAL I—ELECTION OF DIRECTORS	46
PROPOSAL II—APPROVAL OF AMENDMENT TO HERITAGE COMMERCE CORP 2004 STOCK OPTION PLAN	50
PROPOSAL III—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	54
Audit Committee Report	54
Independent Registered Public Accounting Firm Fees	56
Approval Policy	56
OTHER BUSINESS	57
SHAREHOLDER PROPOSALS	57
Exhibit A—AMENDMENT NO. 2 TO HERITAGE COMMERCE CORP 2004 STOCK OPTION PLAN	A-1

ii

PROXY STATEMENT
FOR
HERITAGE COMMERCE CORP

2008 ANNUAL MEETING OF SHAREHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

        We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2008 Annual Meeting of Shareholders. This proxy statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. You may also vote electronically by telephone or the Internet by following the instructions on the proxy card.

        Along with this proxy statement, we are also sending you the Heritage Commerce Corp 2007 Annual Report on Form 10-K, which includes our financial statements. Heritage Commerce Corp is also referred to in this proxy statement as the "Company."

Who is entitled to vote?

        We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 7, 2008 to all shareholders entitled to vote. Shareholders who were the record owners of the Company common stock at the close of business on March 25, 2008 are entitled to vote. On this record date, there were 12,794,726 shares of common stock outstanding.

What constitutes a quorum?

        A majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the Annual Meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the Annual Meeting.

How many votes do I have?

        Each share of common stock entitles you to one vote in person or by proxy, for each share of common stock standing in your name on the books of the Company as of March 25, 2008, the record date for the Annual Meeting on any matter submitted to a vote of the shareholders, except that in connection with the election of directors (Proposal 1), you may cumulate your shares (see "What is cumulative voting and how do I cumulate my shares" below). The proxy card indicates the number of votes that you have as of the record date.

How do I vote by proxy?

        You may vote by granting a proxy or for shares held in street name, by submitting voting instructions to your broker or other nominee. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. If you hold your shares as a shareholder of record, you may vote by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided. You may also vote electronically by telephone or the Internet (see below). Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  •
  "FOR" the election of all 13 nominees for director;

  •
  "FOR" the amendment to the Heritage Commerce Corp 2004 Stock Option Plan to increase the number of shares for issuance; and

  •
  "FOR" the ratification of the selection of Crowe Chizek and Company LLP as our independent registered public accounting firm for 2008.

        For the election of directors (Proposal 1), a shareholder may withhold authority for the proxy holders to vote for any one or more of the nominees by marking the enclosed proxy card in the manner instructed on the proxy card. Unless authority to vote for the nominees is so withheld, the proxy holders will vote the proxies received by them for the election of the nominees listed on the proxy card as directors of the Company. Your proxy does not have an obligation to vote for nominees not identified on the preprinted proxy card (that is, write-in candidates). Should any shareholder attempt to "write in" a vote for a nominee not identified on the preprinted card (and described in these proxy materials), your proxy will NOT vote the shares represented by your proxy card for any such write-in candidate, but will instead vote the shares for any and all other indicated candidates. If any of the nominees should be unable or decline to serve, which is not now anticipated, your proxy will have discretionary authority to vote for a substitute who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, your proxy intends to vote all of the proxies in such a manner, in accordance with the cumulative voting, as will assure the election of as many of the nominees identified on the proxy card as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.

What do I have to do to vote my shares if they are held in the name of my broker?

        If your shares are held by your broker, sometimes called "street name" shares, you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters (such as election of directors and ratification of the public accounting firm), but not on non-routine matters. If you do not give instructions to your broker, with respect to the election of directors and/or ratification of our public accounting firm, your broker will vote your shares at its discretion on your behalf. Brokers may not use their discretionary authority to vote (broker non-votes) on Proposal 2—Amendment to the 2004 Stock Option Plan. Broker non-votes on Proposal 2 will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, but since the broker non-votes are counted toward a quorum, a broker non-vote will have the same effect as a vote against the proposal.

How do I vote in person?

        If you plan to attend the Annual Meeting and desire to vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney from your nominee in order to vote at the Annual Meeting.

May I vote electronically over the Internet or by telephone?

        Shareholders whose shares are registered in their own names may vote either over the Internet or by telephone. Special instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

        If your shares are registered in the name of a bank or brokerage firm you may be eligible to vote your shares electronically by telephone. A large number of banks and brokerage firms are participating in the

ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of their proxy statement the opportunity to vote over the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your proxy card will provide the instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided.

What is cumulative voting and how do I cumulate my shares?

        For the election of directors (Proposal 1), California law provides that a shareholder of a California corporation, or his/her proxy, may cumulate votes in the election of directors. That is, each shareholder may cast that number of votes equal to the number of shares owned by him/her, multiplied by the number of directors to be elected, and he/she may cumulate such votes for a single candidate or distribute such votes among as many candidates as he/she deems appropriate.

        Certain affirmative steps must be taken by you in order to be entitled to vote your shares cumulatively in the election of directors. At the shareholders' meeting at which directors are to be elected, no shareholder is entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to the commencement of the voting and at least one shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks appropriate. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

        The proxies designated on your proxy card do not, at this time, intend to cumulate votes, to the extent they have the shareholder's discretionary authority to do so, pursuant to the proxies solicited in this proxy statement unless another shareholder gives notice to cumulate, in which case your proxy may cumulate votes in accordance with the recommendations of the Board of Directors. Therefore, discretionary authority to cumulate votes in such event is solicited in this proxy statement.

May I change my vote after I return my proxy?

        If you fill out and return the enclosed proxy card, or vote by telephone or the Internet, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of four ways:

  •
  You may send to the Company's corporate secretary another completed proxy card with a later date.

  •
  You may notify the Company's corporate secretary in writing before the Annual Meeting that you have revoked your proxy.

  •
  You may attend the Annual Meeting and vote in person.

  •
  If you have voted your shares by telephone or the Internet, you can revoke your prior telephone or Internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.

What vote is required to approve each proposal?
Proposal 1:
Election of Directors
The 13 nominees for director are elected by a plurality of votes cast. This means that the 13 nominees who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "WITHHOLD AUTHORITY" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. Abstentions will not have any effect on the outcome of the vote. You may cumulate your votes in the election of directors as described under "What is cumulative voting and how do I cumulate my votes?" above.
Proposal 2:
Amendment to the 2004 Stock Option Plan
The affirmative vote of a majority of the votes entitled to vote present in person or by proxy at the Annual Meeting on this proposal is required to approve the amendment to the Heritage Commerce Corp 2004 Stock Option Plan to increase the number of shares for issuance. A properly executed proxy marked "abstain" will be counted for purposes of determining whether there is a quorum and have the same effect as a negative vote. Broker non-votes will be counted for purposes of determining whether there is a quorum and have the same effect as a negative vote.
Proposal 3:
Ratification of Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes entitled to vote present in person or by proxy at the Annual Meeting is required to ratify the selection of Crowe Chizek and Company LLP as our independent registered public accounting firm for 2008. A properly executed proxy marked "abstain" will be counted for purposes of determining whether there is a quorum and have the same effect as a negative vote.

How will voting on any other business be conducted?

        Your proxy card confers discretionary authority to your proxy to vote your shares on the matters of which may properly be presented for action at the Annual Meeting, and may include action with respect to procedural matters pertaining to the conduct of the Annual Meeting.

What are the costs of soliciting these proxies?

        We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. We have hired

Advantage Proxy to seek the proxies of custodians, such as brokers, who hold shares which belong to other people. This service will cost the Company approximately $4,500.

How do I obtain an Annual Report on Form 10-K?

        A copy of our 2007 Annual Report on Form 10-K accompanies this proxy statement. If you would like another copy of this report, we will send you one without charge. The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing them to you will be your responsibility. Please write to:

Heritage Commerce Corp
150 Almaden Boulevard
San Jose, California 95113
Attention: Corporate Secretary

        You can also find out more information about us at our website www.heritagecommercecorp.com. Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement. On our website you can access electronically filed copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 filings, and amendments to those reports and filings, free of charge. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information as of February 15, 2008, pertaining to beneficial ownership of the Company's common stock by persons known to the Company to own five percent or more of the Company's common stock, current directors of the Company, nominees to be elected to the Board of Directors, the officers named in the Summary Compensation Table presented in this proxy statement, and all directors and executive officers of the Company, as a group. This information has been obtained from the Company's records, or from information furnished directly by the individual or entity to the Company.

        For purposes of the following table, shares issuable pursuant to stock options which may be exercised within 60 days of February 15, 2008 are deemed to be issued and outstanding and have been treated as outstanding in determining the amount and nature of beneficial ownership and in calculating the percentage of ownership of those individuals possessing such interest, but not for any other individuals.

Name of Beneficial Owner(1)	Position	Shares Beneficially Owned(2)(3)		Exercisable Options	Percent of Class(3)
Frank G. Bisceglia	Director	120,417	(4)	21,672	0.96%
James R. Blair	Director	70,160	(5)	4,154	0.56%
Jack W. Conner	Director and Chairman of the Board	50,886	(6)	10,886	0.41%
William J. Del Biaggio, Jr.	Executive Vice President, Director and Founding Chairman	159,835	(7)(22)	23,199	1.28%
Richard Hagarty	Chief Credit Officer of Heritage Bank of Commerce	18,729	(8)(22)	14,671	0.15%
John Hounslow	Director	105,303	(9)	680	0.84%
Walter T. Kaczmarek	President, CEO and Director	148,742	(10)(22)	65,665	1.19%
Mark Lefanowicz	Director	40,909	(11)	680	0.33%
James A. Mayer	Executive Vice President	56,333	(12)	3,401	0.45%
Lawrence D. McGovern	Executive Vice President & CFO	75,821	(13)(22)	67,464	0.60%
Robert T. Moles	Director	89,232	(14)	10,649	0.71%
Louis ("Lon") O. Normandin	Director	131,239	(15)	3,049	1.05%
Raymond Parker	Executive Vice President/Banking Division Heritage Bank of Commerce	32,050	(16)(22)	30,220	0.26%
Jack L. Peckham	Director	138,556	(17)	21,672	1.11%
Humphrey P. Polanen	Director	23,460	(18)	10,072	0.19%
Charles J. Toeniskoetter	Director	31,672	(19)	19,272	0.25%
Ranson W. Webster	Director	461,397	(20)	11,556	3.70%
All directors, and executive officers (17 individuals)		1,751,741		318,962	13.72%
OZ Management LP		1,080,444	(21)	0	8.66%

1.
Except as otherwise noted, the address for all persons is c/o Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California, 95113.

2.
Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted. Listed amounts reflect all previous stock splits and stock dividends.

3.
Includes shares beneficially owned (including options exercisable within 60 days of February 15, 2008, as shown in the "Exercisable Options" column), both directly and indirectly together with associates.

4.
Includes 4,286 shares held as trustee of the Edith Lico Simoni Trust, 79,009 shares as one of two trustees of the Bisceglia Family Trust, and 15,450 shares held in a personal Individual Retirement Account.

5.
Includes 38,602 shares held in a personal Individual Retirement Account, 160 shares held by his spouse, and 27,244 shares held as trustee for the Blair Family Trust.

6.
Includes 37,000 shares held in a trust account, and 2,700 shares held by his spouse.

7.
Includes 79,949 shares held in a personal Individual Retirement Account, 49,000 shares held as one of two trustees of the Del Biaggio Family Trust, and 5,716 shares held in the name of Helen N. Del Biaggio, his spouse.

8.
Includes 2,342 shares held in a personal Individual Retirement Account.

9.
Includes 104,623 shares held in a trust account.

10.
Includes 51,000 restricted shares held by Mr. Kaczmarek and 31,000 shares held in a personal Individual Retirement Account. Mr. Kaczmarek was awarded 51,000 restricted shares of the Company common stock pursuant to the terms of a Restricted Stock Agreement, dated March 17, 2005. Under the terms of the Restricted Stock Agreement, the restricted shares will vest 25% per year at the end of years three, four, five and six, provided Mr. Kaczmarek is still with the Company, subject to accelerated vesting upon termination, termination by Mr. Kaczmarek for (as defined by his employment agreement), death or disability. Mr. Kaczmarek has the right to vote the shares prior to the time they vest.

11.
Includes 11,550 shares held by Mr. Lefanowicz and 28,679 shares held in a personal Individual Retirement Account.

12.
Includes 52,932 shares held by Mr. Mayer.

13.
Includes 1,650 shares held in a personal Individual Retirement Account.

14.
Includes 18,295 shares held by Mr. Moles' spouse.

15.
Includes 128,190 shares as trustee of the Louis and Margaret Normandin Trust.

16.
Includes 1,000 shares held by Mr. Parker.

17.
Includes 116,884 shares as one of two trustees for the Peckham Revocable Trust.

18.
Includes 12,765 shares held in a personal Individual Retirement Account and 623 shares held by his spouse.

19.
Includes 150 shares held by Linda O. Toeniskoetter, Mr. Toeniskoetter's spouse, and 12,250 shares in the Toeniskoetter & Breeding, Inc. Profit Sharing Plan.

20.
Includes 447,698 shares held by Mr. Webster.

21.
OZ Management LP, a Delaware limited partnership, is the investment manager for OZ Master Fund and exercises voting and dispositive power over the shares held by OZ Master Fund. Och-Ziff Holding Corporation, a Delaware Corporation, serves as the general partner of OZ Management LP. Och-Ziff Capital Management LLC, a Delaware limited liability company, is the sole shareholder of Och-Ziff

  Holding Corporation and such it may be deemed to control Och-Ziff Holding Corporation. Mr. Daniel Och is chief executive officer at Och-Ziff Capital Management Group LLC and may be deemed to control such entity. OZ Master Fund holds 978,895 shares. In addition to the 978,895 shares held by OZ Master Fund, OZ Management LP also has beneficial ownership of 101,549 additional shares. The address for each of these entities except Oz Master Fund is 9 West 57th Street, 39th Floor, New York, NY 10019. The address for OZ Master Fund is Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896, G.T. Harbour Centre, Second Floor, North Church Street, George Town, Grand Cayman, Cayman Islands. All of the foregoing information has been obtained from Schedule 13/G filed with the SEC on February 14, 2008 by each of these entities.

22.
Mr. Kaczmarek and Mr. McGovern are two of the three trustees of the Employee Stock Ownership Plan. As trustees, they have the power to vote any unallocated shares of Employee Stock Ownership Plan and allocated shares for which voting instructions are not otherwise provided. Our Employee Stock Ownership Plan owns 142,000 shares of our common stock. These include shares held for the account of the following named executive officers: Mr. Kaczmarek 1,077 shares, Mr. McGovern 4,207 shares, Mr. Hagarty 1,716 shares, Mr. Del Biaggio, Jr. 1,971 shares and Mr. Parker 830 shares.

CORPORATE GOVERNANCE AND BOARD MATTERS

        The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board continually reviews its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of The Nasdaq Stock Market, to help ensure that such policies and practices are compliant and up to date.

Board of Directors

  Board Independence

        A majority of the Board of Directors consists of independent directors, as defined by the applicable rules and regulations of The Nasdaq Stock Market, as follows:

  Frank G. Bisceglia
  James R. Blair
  Jack W. Conner, Chairman of the Board
  Mark E. Lefanowicz
  Robert T. Moles
  Louis ("Lon") O. Normandin
  Jack L. Peckham
  Humphrey P. Polanen
  Charles J. Toeniskoetter
  Ranson W. Webster

        The non-independent directors of the Board are Walter T. Kaczmarek, William J. Del Biaggio, Jr. and John J. Hounslow.

  Board and Committee Meeting Attendance

        During the fiscal year ended December 31, 2007, our Board of Directors held a total of twelve meetings. Each incumbent director who was a director during 2007 attended at least 75% of the aggregate of (a) the total number of such meetings and (b) the total number of meetings held by all committees of the Board on which such director served during 2007.

  Director Attendance at Annual Meetings of Shareholders

        The Board believes it is important for all directors to attend the Annual Meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. The Company's policy is to encourage, but not require, attendance by each director at the Company's Annual Meeting of Shareholders. All of our current directors attended our Annual Meeting of Shareholders in 2007.

  Communications with the Board

        Shareholders may communicate with the Board of Directors, including a committee of the Board or individual directors by writing to the corporate secretary, Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California 95113-9940. Each communication from a shareholder should include the following information in order to permit shareholder status to be confirmed and to provide an address to forward a response if deemed appropriate:

  •
  The name, mailing address and telephone number of the shareholder sending the communication.

  •
  If the shareholder is not a record holder of our common stock, the name of the record holder of our common stock beneficially owned must be identified along with the shareholder.

        Our corporate secretary will forward all appropriate communications to the Board or individual members of the Board specified in the communication. Our corporate secretary may (but is not required to) review all correspondence addressed to the Board or any individual member of the Board, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.

  Nomination of Directors

        The Company has a Corporate Governance and Nominating Committee. The duties of the Corporate Governance and Nominating Committee include the recommendation of candidates for election to the Company's Board of Directors.

        The Corporate Governance and Nominating Committee's minimum qualifications for a director are persons of high ethical character and who have both personal and professional integrity, which are consistent with the image and values of the Company. In addition, Section 2.3 of the Company's Bylaws provides that no person shall be a member of the Board of Directors who is a director, executive officer, branch manager or trustee for any unaffiliated commercial bank, savings bank, trust company, savings and loan association, building and loan association, industrial bank or credit union that is engaged in business in (i) any city, town or village in which the corporation or any affiliate or subsidiary thereof has offices, or (ii) any city, town or village adjacent to a city, town or village in which the corporation or any affiliate or subsidiary thereof has offices. The Corporate Governance and Nominating Committee also consider some or all of the following criteria in considering candidates to serve as directors:

  •
  commitment to ethical conduct and personal and professional integrity as evidenced through the person's business associations, service as a director or executive officer or other commitment to ethical conduct and personal and professional integrity as evidenced organizations and/or education;

  •
  objective perspective and mature judgment developed through business experiences and/or educational endeavors;

  •
  the candidate's ability to work with other members of the Board of Directors and management to further our goals and increase stockholder value; the ability and commitment to devote sufficient time to carry out the duties and responsibilities as a director;

  •
  demonstrated experience at policy making levels in various organizations and in areas that are relevant to our activities;

  •
  the skills and experience of the potential nominee in relation to the capabilities already present on the Board of Directors; and

  •
  such other attributes, including independence, relevant in constituting a board that also satisfies the requirements imposed by the SEC and The Nasdaq Stock Market.

        The Corporate Governance and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Corporate Governance and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in the Company's Bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Corporate Governance and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with the Company's Bylaws ensures that the Corporate Governance and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.

        The Corporate Governance and Nominating Committee will consider director nominees recommended by shareholders who adhere to the following procedure. The Company Bylaws provide that any shareholder must give written notice to the president of the Company's of an intention to nominate a director at a shareholder meeting. Generally, notice of intention to make any nominations shall be made in writing and must be delivered or mailed to the president of the Company not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors. Nominees for the Board of Directors must meet the qualifications set forth in Section 2.3 of the Company's Bylaws as noted above. The Bylaws contain additional requirements for nominations. A copy of the requirements is available upon request directed to the corporate secretary, Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California 95113-9940.

        The Corporate Governance and Nominating Committee's goal is to recommend candidates for the Board of Directors that bring a variety of perspectives and skill derived from high quality business and professional experience. The Company identifies new director candidates through recommendations from existing directors and through other business associates of the Company. Each candidate should be prepared to represent the best interests of all shareholders and not just one particular constituency or interest group. At the same time, the Corporate Governance and Nominating Committee and the entire Board of Directors recognize that larger numbers of directors create additional challenges and expense and believe that thirteen members is the right size for our Board of Directors at this time.

  Term of Office

        Directors serve for a one-year term or until their successors are elected. The Board does not have term limits, instead preferring to rely upon the evaluation procedures described herein as the primary methods of ensuring that each director continues to act in a manner consistent with the best interests of the shareholders and the Company.

  Number and Composition of Board Committees

        The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has six standing committees: Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee, Loan Committee, Finance and Investment Committee and Strategic Issues Committee. An independent director, as defined by the applicable rules and regulations of The Nasdaq Stock Market, chairs the Board and its other standing committees. The chair determines the agenda, the frequency and the length of the meetings and receives input from Board members.

  Executive Sessions

        Independent directors meet in executive sessions throughout the year including meeting annually to consider and act upon the recommendation of the Compensation Committee regarding the compensation and performance of the chief executive officer.

  Evaluation of Board Performance

        A Board assessment and director self-evaluation are conducted annually in accordance with an established evaluation process and includes performance of committees. The Corporate Governance and Nominating Committee oversees this process and reviews the assessment and self-evaluation with the full Board.

  Management Performance and Compensation

        The Compensation Committee reviews and approves the chief executive officer's evaluation of the top management team on an annual basis. The Board (largely through the Compensation Committee)

evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect objectives and performance.

  Director Stock Ownership Guidelines

        Each member of the Board is expected to hold, at a minimum, 10,000 shares of the Company's common stock. Any director not meeting the minimum level as of the effective date of the policy has one year to bring his or her holdings up to this minimum level.

Code of Ethics

        The Board expects all directors, as well as officers and employees, to display the highest standard of ethics, consistent with the principles that have guided the Company over the years.

        The Board has adopted an Executive and Principal Financial Officers Code of Ethics that applies to the chief executive officer, chief financial officer and the senior financial officers of the Company to help ensure that the financial affairs of the Company are conducted honestly, ethically, accurately, objectively, consistent with generally accepted accounting principles and in compliance with all applicable governmental law, rules and regulations. We will disclose any amendment to, or a waiver from a provision of our Code of Ethics on our website. The Executive and Principal Financial Officers Code of Ethics is available on our website at www.heritagecommercecorp.com.

Reporting of Complaints/Concerns Regarding Accounting or Auditing Matters

        The Company's Board of Directors has adopted procedures for receiving and responding to complaints or concerns regarding accounting and auditing matters. These procedures were designed to provide a channel of communication for employees and others who have complaints or concerns regarding accounting or auditing matters involving the Company.

        Employee concerns may be communicated in a confidential or anonymous manner to the Audit Committee of the Board. The Audit Committee Chairman will make a determination on the level of inquiry, investigation or disposal of the complaint. All complaints are discussed with the Company's senior management and monitored by the Audit Committee for handling, investigation and final disposition. The chairman of the Audit Committee will report the status and disposition of all complaints to the Board of Directors.

Executive Officers of the Company

        Set forth below is certain information with respect to the executive officers of the Company:

Name	Age	Position	Officer Since
William J. Del Biaggio, Jr.	67	Executive Vice President and Founding Chairman of the Board	2004
Richard Hagarty	55	Executive Vice President and Chief Credit Officer	2006
Walter T. Kaczmarek	56	President and Chief Executive Officer	2005
James Mayer	66	Executive Vice President/East Bay Division	2007
Lawrence D. McGovern	53	Executive Vice President and Chief Financial Officer	1998
Raymond Parker	58	Executive Vice President/Banking Division	2005

        Lawrence D. McGovern has served as Executive Vice President and Chief Financial Officer of the Company since July, 1998.

        Richard Hagarty was promoted to Executive Vice President and Chief Credit Officer in July, 2006. Mr. Hagarty has served on the credit administration team for Heritage Bank of Commerce for over 10 years. He has extensive experience in the greater Silicon Valley banking community. Prior to joining the bank, he worked for Greater Bay Bank, California Business Bank, San Jose National Bank and Crocker National Bank. Mr. Hagarty earned a Bachelor of Arts degree from the University of San Francisco.

        James Mayer is the former president of Diablo Valley Bank. He joined the Company as Executive Vice President/East Bay Division in 2007 at the time the Company acquired Diablo Valley Bank.

        Raymond Parker has served as Executive Vice President of Heritage Bank of Commerce/Banking Division since May, 2005. From January, 2005 until joining Heritage Bank of Commerce, Mr. Parker served as a consultant and then a director to Exadel, Inc. From February, 2002 through May, 2002, Mr. Parker served as the president and chief executive officer of Loan Excel, Inc. From 1974 through 1999, he was employed in various capacities by Union Bank of California including executive vice president of the banking group.

        Biographical information for William J. Del Biaggio, Jr. and Walter T. Kaczmarek are found under "Proposal 1—Election of Directors."

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

        The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the chief executive officer, other key executives and our principal outside advisors (legal counsel, outside auditors, and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

        The Company's Bylaws currently permit the number of Board members to range from 11 to 21, leaving the Board authority to fix the exact number of directors within that range. The Board has currently fixed the number of directors at 13.

The Committees of the Board

        The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has six standing committees: the Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee, Loan Committee, Finance and Investment Committee, and Strategic Issues Committee.

        Audit Committee.    The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee charter adopted by the Board sets out the responsibilities, authority and specific duties of the Audit Committee. The Audit Committee charter is available on the Company's web site at www.heritagecommercecorp.com.

        The responsibilities of the Audit Committee include the following:

  •
  Oversight of our financial, accounting and reporting process, our system of internal accounting and financial controls, and our compliance with related legal and regulatory requirements.

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  The appointment, compensation, retention and oversight of our independent auditors, including conducting a review of their independency, reviewing and approving the planned scope of our annual audit, overseeing the independent auditor's work, reviewing and pre-approving any audit and non-audit services that may be performed by them.

  •
  Review with management and our independent auditors the adequacy of our internal financial controls.

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  Approve the scope, planning and staffing of external audit services; review significant accounting policies and adjustments recommended by the independent auditors and address any significant, unresolved disagreements between the independent auditors and management.

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  Review and discuss the annual audited financial statements with management and the independent auditors prior to publishing the annual report and filing the SEC Form 10-K.

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  Review and discuss with management and the independent auditors any significant changes, significant deficiencies and material weaknesses regarding internal controls over financial reporting required by the Sarbanes-Oxley Act. Oversee the corrective action taken to mitigate any significant deficiencies and material weaknesses identified.

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  Review with management and the independent auditors the effect of any regulatory and accounting initiatives, changes, and pronouncements as well as unique transactions and financial relationships.

  •
  Review with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, and receive and discuss with the independent auditors disclosures regarding the auditors' independence.

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  Oversee the internal audit department and the audits directed under its auspices.

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  Establish policy to ensure all non-audit services provided by the independent auditors are approved prior to work being performed.

        Each member of the Audit Committee meets the independence criteria as defined by applicable rules and regulations of the Securities and Exchange Commission for audit committee membership and is independent and is "financially sophisticated" as defined by the applicable rules and regulations of The Nasdaq Stock Market. The members of the Audit Committee in 2007 were Mark E. Lefanowicz, Louis ("Lon") O. Normandin, Jack L. Peckham and Humphrey P. Polanen, Committee Chair. The Audit Committee met 8 times during 2007.

        The Board of Directors has determined that Mr. Mark E. Lefanowicz has: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

        Therefore, the Board has determined that Mr. Lefanowicz meets the definition of "audit committee financial expert" under the applicable rules and regulations of the SEC and is "financially sophisticated" as defined by the applicable rules and regulations of The Nasdaq Stock Market. The designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

        The Audit Committee Report for 2007 appears on page 54 of this proxy statement.

        Corporate Governance and Nominating Committee.    The Company has a separately designated Corporate Governance and Nominating Committee, which consists of entirely independent directors under the applicable rules and regulations of The Nasdaq Stock Market. The Committee has adopted a charter, which is available on the Company's website at www.heritagecommercecorp.com.

        The purposes of the Corporate Governance and Nominating Committee include the following responsibilities:

  •
  Identifying individuals qualified to become Board members and making recommendations to the full Board of candidates for election to the Board.

  •
  Recommending to the Board corporate governance guidelines.

  •
  Leading the Board in an annual review of its performance.

  •
  Recommending director appointments to Board committees.

        The members of the Corporate Governance and Nominating Committee in 2007 were Robert T. Moles, Louis ("Lon") O. Normandin, Humphrey P. Polanen, Charles J. Toeniskoetter, and Ranson W. Webster, Committee Chair. The Committee met 6 times in 2007.

        Compensation Committee.    The Company has a separately designated Compensation Committee, which consists entirely of independent directors as defined by the applicable rules and regulations of The Nasdaq Stock Market. The Compensation Committee has adopted a charter, which is available on the Company's web site at www.heritagecommercecorp.com. The Compensation Committee has the following responsibilities:

  •
  Review and approve our compensation philosophy.

  •
  Review industry compensation practices and our relative compensation positioning.

  •
  Approve compensation paid to our chief executive officer and other executive officers.

  •
  Review and approve the Compensation Discussion and Analysis appearing in our proxy statement.

  •
  Review director compensation programs, plans and awards.

  •
  Administer our short-term and long-term executive incentive plans and stock or stock-based plans.

  •
  Review and approve general employee welfare benefit plans and other plans on an as needed basis.

  •
  Retain advisors in its sole discretion to assist the Compensation Committee in the performance of its directors.

        The members of the Compensation Committee in 2007 were Frank G. Bisceglia, Robert T. Moles, Jack L. Peckham, Committee Chair, and Ranson W. Webster. The Committee met 7 times in 2007.

        Loan Committee.    The Loan Committee is responsible for the approval and supervision of loans and the development of the Company's loan policies and procedures. The members of the Loan Committee in 2007 were Frank G. Bisceglia, Committee Chair, James R. Blair, John J. Hounslow, Robert T. Moles, and Charles J. Toeniskoetter. The Loan Committee met 12 times during 2007.

        Finance and Investment Committee.    The Finance and Investment Committee is responsible for the development of policies and procedures related to liquidity and asset-liability management, supervision of the Company's investments and preparation of the Company's annual budget. The members of the Finance and Investment Committee in 2007 were Frank G. Bisceglia, James R. Blair, Jack W. Conner, Committee Chair, William J. Del Biaggio, Jr., John J. Hounslow, Walter T. Kaczmarek and Mark E. Lefanowicz. The Finance and Investment Committee met 12 times during 2007.

        Strategic Issues Committee.    The principal duties of the Strategic Issues Committee are to provide oversight and guidance to senior management regarding the strategic direction of the Company, including development of overall strategic business plan. The members of the Strategic Issues Committee in 2007 were Jack W. Conner, John J. Hounslow, Walter T. Kaczmarek, Charles J. Toeniskoetter, Committee Chair, and Ranson W. Webster. The Strategic Issues Committee met 4 times during 2007.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company's officers, directors and greater than ten percent shareholders are required by SEC rules and regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2007.

Transactions with Management

        In June 2007, the Company completed the acquisition of Diablo Valley Bank. In connection with this transaction, the Company entered into agreements with John J. Hounslow, one of our Board members, and James Mayer, our Executive President/East Bay Division.

        John J. Hounslow Agreements.    The Company entered into a consulting agreement with Mr. Hounslow pursuant to which Mr. Hounslow provided consulting regarding post-merger transition issues, including retention and transition of employees and customers, marketing the "Heritage" brand name and such other services as were assigned to him from time to time by the president of Heritage Bank of Commerce. The agreement became effective on the effective date of the merger and extended for a term that expired on December 31, 2007. Mr. Hounslow received a consulting fee of $400,000 payable to him pro rata over a 30 month period that commenced in July 2007. Mr. Hounslow also agreed to enter into a 3-year non-competition, non-solicitation and confidentiality agreement with the Company which pays him $200,000 payable pro rata over 30 months commencing in July 2007. In consideration for entering into those agreements, Mr. Hounslow agreed to forgo an amount equal to 12 months of salary due him for severance under his employment agreement with Diablo Valley Bank and agreed to terminate the employment agreement.

        James Mayer Agreements.    The Company entered into a 3 year employment agreement with Mr. Mayer that became effective on the effective date of the merger. He will receive an annual base salary of $220,000 for the first 12 months, $240,000 for the second 12 months and $250,000 for the third 12 months. At the end of 18 months Mr. Mayer will have the opportunity for a 30-day period to terminate the agreement and his employment with 30 days prior written notice and from the effective date of termination receive a severance amount of $300,000 payable pro rata over the next following 18 months. If Mr. Mayer is otherwise terminated without cause or terminated in connection with a change of control he will be entitled to accrued salary and benefits and a lump sum severance payment equal to the greater of (x) 12 months of base salary then in effect, plus the highest annual bonus paid or payable during the term of the agreement (not to exceed $100,000), or (y) an amount equal to the number of months remaining on the term of the agreement at the time of termination multiplied by the base salary then in effect at the time of termination. The employment agreement may be terminated for cause by the Company. Mr. Mayer is entitled to participate in the Management Incentive Plan, subject to the terms of such plan. Mr. Mayer will participate in other benefit programs offered to executives of the Company. The Company will lease an automobile up to $750 per month for Mr. Mayer. Mr. Mayer was also granted 20,000 stock options under the 2004 Stock Option Plan. Under the terms of the employment agreement, Mr. Mayer has agreed to not solicit employees and customers in accordance with the terms and for the periods set forth in the employment agreement. Mr. Mayer also agreed to enter into a 3-year non-competition, non-solicitation and confidentiality agreement with the Company. Mr. Mayer agreed to forgo an amount equal to 12 months of his salary due him for severance under his employment agreement with Diablo Valley Bank and agreed to terminate the employment agreement.

        Some of the Company's directors and executive officers, as well as their immediate family and associates, are customers of, and have had banking transactions with, the Company's subsidiary, Heritage Bank of Commerce, in the ordinary course of business, and the Bank expects to have such ordinary banking transactions with these persons in the future. In the opinion of the management of the Company and the Bank, all loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and do not involve more than the normal risk of collectability or present other unfavorable features. Loans to individual directors and officers must comply with the Bank's lending policies and statutory lending limits. In addition, prior approval of the Bank's Board of Directors is required for all such loans.

Policies and Procedures for Approving Related Person Transactions

        The Board of Directors has adopted a written Statement of Policy with Respect to Related Party Transactions. Under this policy, any "related party transaction" shall be consummated or shall continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines in the policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. For purposes of this policy, a "related person" means: (i) any person who is, or at any time since the beginning of the Company's last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

        A "related party transaction" is a transaction between the Company and any related person (including any transaction requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934).

        The Board of Directors has determined that the Audit Committee is best suited to review and approve related party transactions. Accordingly, at each calendar year's first regularly scheduled Audit Committee meeting, management shall recommend related party transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Committee as to any material change to those proposed transactions. The Committee shall consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: the benefits to the Company; the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. The Audit Committee, shall convey the decision to the chief executive officer, who shall convey the decision to the appropriate persons within the Company. In the event management recommends any further related party transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

Compensation Discussion And Analysis

Overview of Compensation Program

        The Compensation Committee (for purposes of this analysis, the "Committee") of the Board of Directors has responsibility for establishing, implementing and continually monitoring the compensation structure, policies and programs of the Company. The Committee is responsible for assessing and approving the total compensation structure paid to the chief executive officer ("CEO") and the other executive officers. Thus, the Committee is responsible for determining whether the compensation paid to each of these executive officers is fair, reasonable and competitive, and whether it serves the interest of the Company's shareholders.

        The individuals who served as the Company's CEO and chief financial officer during 2007, as well as the other individuals included in the Summary Compensation Table, are referred to as the "Named Executives." With respect to the Named Executives, this Compensation Discussion and Analysis identifies the Company's current compensation philosophy and objectives and describes the various methodologies, polices and practices for establishing and administering the compensation programs of the Named Executives.

Overview of Compensation Philosophy

        The Committee believes that the most effective executive compensation programs are those that align the interests of the executive with those of the Company's shareholders. The Committee believes that a properly structured compensation program will attract and retain talented individuals and motivate them to achieve specific short-term and long-term strategic objectives. The Committee believes that a significant percentage of executive pay should be based on the principles of pay-for-performance. However, the Committee also recognizes that the Company must maintain its ability to attract and retain highly talented executives. For this reason, an important objective of the Committee is to ensure the compensation programs of the Named Executives are competitive as compared to similar positions within our peer-group companies ("Compensation Peer Group").

        The Committee believes executive compensation packages provided by the Company to its executives, including the Named Executives, should include base salary and variable performance-based cash and stock-based compensation. We believe we should balance each of those elements. In part, we reviewed our Compensation Peer Group and other comparative survey data to determine an appropriate mix of each element. We also use our Compensation Peer Group and other comparative survey data to assess appropriate compensation levels as discussed in more detail later in this report.

        We provide our executives the opportunity to significantly increase their annual cash compensation through our variable performance-based cash incentive program by improving the Company's performance in each of the relevant financial areas on an annual basis. We also expect that as those improvements are maintained and built upon, the Company's stock price will reflect these improvements. We use stock options to reward the long-term efforts of management. These equity awards serve to increase the ownership stake of our management in the Company, further aligning the interests of the executives with those of our shareholders. We also consider other forms of executive pay, including our supplemental executive retirement plan and severance arrangements (including change of control provisions) as a means to attract and retain our executive officers including the Named Executives.

Compensation Program Objectives and Rewards

        The Company's compensation and benefits programs are driven by our business environment and are designed to enable us to achieve our mission and adhere to company values. The programs' objectives are to:

  •
  Reflect our position as a leading community bank in our service areas;

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  Attract, engage and retain the workforce that helps ensure our future success;

  •
  Motivate and inspire employee behavior that fosters a high-performance culture;

  •
  Support a one-company culture;

  •
  Support overall business objectives; and

  •
  Provide shareholders with a superior rate of return.

Consequently the guiding principles of our programs are to:

  •
  Promote and maintain a high performance banking organization;

  •
  Remain competitive in our marketplace for talent; and

  •
  Balance our compensation costs with our desire to provide value to employees and shareholders.

To this end, we will measure success of our programs by:

  •
  Overall business performance and employee engagement;

  •
  Ability to attract and retain key talent;

  •
  Costs and business risks that are limited to levels that optimize risk and return; and

  •
  Employee understanding and perceptions that ensure program value equals or exceeds program cost.

All of our compensation and benefits for our Named Executives described below have as a primary purpose our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable us to succeed in creating shareholder value in a highly competitive marketplace. Beyond that, different elements have specific purposes designed to reward different behaviors.

  •
  Base salary and benefits are designed to:

  •
  Reward core competence in the executive role relative to skills, position and contributions to the Company; and

  •
  Provide fixed cash compensation with merit increases competitive with the market place.

  •
  Annual incentive variable cash awards are designed to:

  •
  Focus employees on annual financial objectives derived from the business plan that lead to long-term success;

  •
  Provide annual variable performance-based cash awards that are not subject to the volatility of the stock market to reward and motivate achievement of critical annual performance metrics selected by the Committee; and

  •
  Foster a pay for performance culture that aligns our compensation programs with our overall business strategy.

  •
  Equity-based compensation awards are designed to:

  •
  Link compensation rewards to the creation of shareholder wealth;

  •
  Promote teamwork by tying compensation significantly to the value of our common stock;

  •
  Attract the next generation of management by providing significant capital accumulation opportunities; and

  •
  Retain executives by providing a long term oriented program whose value could only be achieved by remaining with and performing for the Company.

  •
  A supplemental executive retirement plan facilitates our ability to attract and retain executives as we compete for talented employees in a marketplace where retirement programs are commonly offered.

  •
  Change of control and separation benefits with certain officers:

  •
  Individual employment contracts with certain executives provide for change of control and separation benefits.

  •
  Separation benefits provide benefits to ease an employee's transition due to an unexpected employment termination by the Company due to on-going changes in the Company's employment needs.

  •
  Change in control benefits encourage key executives to remain focused on the Company's business in the event of rumored or actual fundamental corporate changes which will enhance shareholder value.

The use of these programs enables us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified executives. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention. Total compensation is generally targeted at the 75th percentile of our Compensation Peer Group.

Role of Compensation Committee for Setting Compensation

        The Committee is responsible for all compensation decisions for the CEO and other Named Executives. The CEO annually reviews the performance of each executive officer and elected officer (other than the CEO whose performance is reviewed by the Board of Directors). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual incentive cash award amounts, are presented to the Committee for approval. The Committee exercises its discretion in modifying any recommended adjustments or awards to executive officers. The Committee has absolute discretion as to whether it approves the recommendations of the CEO or makes adjustments, as it deems appropriate.

        In 2005, the Committee undertook a comprehensive review of the Company's compensation programs for executive officers, other elected officers, selected staff and the Board of Directors. The Committee engaged the compensation consulting firm of Carl D. Jacobs Group LLC (the "Jacobs Group") to assist in formulating an overall compensation strategy. The Jacobs Group provided an independent analysis of the Company's executive compensation policies and practices and provided analyses on the pay practices of the Compensation Peer Group and other comparable market data. The Jacobs Group, with consultation with the Committee, selected a peer group of financial institutions to establish a Compensation Peer Group. The companies included in the Compensation Peer Group were selected from publicly traded banks in California and several from neighboring states based on: (i) compatibility of the Company based on size as measured through total assets between one and four billion dollars, (ii) similarly of their product lines and business focus, and (iii) the competitive market for executive talent. The Compensation Peer Group consisted of 16 publicly-traded independent community banks, with the majority located in the San Francisco area. In addition to the Compensation Peer Group, Jacobs also assembled, reviewed and compiled data from nine published compensation surveys. Published surveys included California banks located in our service areas, as well as local area data drawn from national surveys. The Comparative Peer Group and the comparative survey data was used to benchmark executive compensation levels against banks that have executive positions with responsibilities similar in breadth and scope to ours and that compete with us for executive talent. With such information, the Committee reviewed and analyzed compensation for each executive and made adjustments as appropriate. This information was updated in 2007.

The Company Compensation Program

Base Salary

        The Committee targets base salary to be close to the 60th percentile of the Compensation Peer Group data for the base salaries of the chief executive officer and executive officers including the Named Executives. The allocation of total cash between base salary and annual bonus is based on a variety of factors. The Committee also considers a combination of the executive's performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive's responsibility (including risk management and corporate strategic initiatives), the individual's success in promoting our core values and demonstrating leadership, and the current compensation package in place for that executive, including the executive's current annual salary and potential bonus awards under the Company's Management Incentive Plan (discussed in more detail below).

Chief Executive Officer Compensation

        The Committee meets with the other independent directors each year in executive session to evaluate the performance of the CEO.

        The Committee also consulted with its independent consultant in setting the CEO's compensation. The Committee confers with the CEO when setting his base salary. In 2007, the Committee considered management's continuing achievement of its short- and long-term goals versus its strategic objectives as well as financial targets.

        In determining an appropriate salary adjustment for the CEO for 2007, the Committee considered the Company's overall performance, including the then pending acquisition of Diablo Valley Bank. Emphasis was also placed on performance factors of the Company's business units, along with the results of the independent consultant's analysis of the pay practices of the Compensation Peer Group and comparative survey data and personal performance goals established annually by the Committee. The Committee determined that the CEO's base salary should be more closely aligned with the Company's compensation philosophy to pay at the 60th percentile of the Compensation Peer Group. The Committee approved a merit increase to raise his base salary to $324,000 at its February 2007 meeting. The increase was effective on March 1, 2007.

Named Executives' Compensation

        The CEO met with the Committee to review his compensation recommendations for the other Named Executives. He described the findings of his performance evaluation of each Named Executive and provided the basis of his recommendations with the Committee, including the scope of their duties, oversight responsibilities, and the executive officers' individual objectives and goals against results achieved for 2006.

        For fiscal year 2007, the Committee approved base salary adjustments at its February 2007 meeting for the Named Executives (to take effect on March 1, 2007). In its analysis of the other Named Executives, the Committee applied the same rationale to this group as they applied when considering the CEO's base salary. The Committee also considered the pay practices of the Compensation Peer Group and the analyses and recommendations provided by its independent consultant. In its review of base salaries for executive officers, the Committee concluded that the base salary of the Named Executives were generally positioned slightly below the 60th percentile.

        In approving the increase in the base salaries for the Named Executive Officers, the Committee reviewed the minimum, mid-range and maximum salaries paid to similarly situated positions at companies in the Compensation Peer Group and selected salary levels that placed the executives modestly over the mid-range.

        Base salary drives the formula used in the Management Incentive Plan as discussed below under "Management Incentive Plan." Base salary is the only element of compensation that is used in determining the amount of contributions permitted under the Company's 401(k) plan. Base salary is also a component used in determining benefits under our supplemental executive retirement plan.

Executive Amended and Restated Employment Agreements

        In 2007, the Compensation Committee considered, reviewed and approved amended and restated employment agreements for each of the CEO and the other Named Executives. The Committee undertook this project in order to bring uniformity to the executive contracts, consider and modify as necessary contractual provisions to conform to new requirements under Section 409A of the Internal Revenue Code for deferred compensation arrangements, to clarify and strengthen non-compete and non-solicitation restrictions for the executives once they leave the Company, and provide for so-called "gross-up" provisions that will reimburse executives should any payment made to the executives trigger certain penalties under the Internal Revenue Code. The Committee considered and analyzed the desirability of the "gross-up" provisions and concluded that many of the Company's competitors in the financial industry provide such provisions and that to remain competitive in the marketplace, the Committee believed they were appropriate.

Management Incentive Plan

        The Management Incentive Plan (the "Incentive Plan") is an annual variable performance-based cash incentive program. The Incentive Plan provides guidelines for the calculation of annual non-equity incentive performance based compensation, subject to Committee oversight and modification. During the first quarter of each year, the Committee considers whether a cash-based bonus plan authorized by the Incentive Plan should be established for the succeeding year and, if so, approves the group of employees eligible to participate in the Incentive Plan for that year. Each year the Committee with recommendations from the CEO establishes financial objectives that must be met in order for awards to be paid.

        The Committee sets threshold, target and maximum levels for each financial objective. Payment of awards under the Incentive Plan are based upon the achievement of such financial objectives relative to the weight assigned to each financial objective for the current year. For 2007, a minimum hurdle of expected performance was required to be satisfied before any payments were made under the program. The hurdle level of performance was a minimum return on assets of 1.20%, and once the hurdle was satisfied, executive officers participating in the Incentive Plan were eligible for the awards based on meeting specified measures. The Incentive Plan included various incentive levels with award opportunities established as a percentage of base salary. For 2007 those levels were as follows:

	As a percent of base salary
Position
	Threshold	Target	Maximum
Chief Executive Officer	30%	65%	110%
Executive Vice-President/Banking	25%	50%	85%
Executive Vice-President	25%	50%	75%
Chief Credit Officer	25%	50%	75%
Chief Financial Officer	25%	50%	75%
Senior Vice-President/Sales	25%	50%	75%

        The Committee did not adjust the incentive levels for Named Executives in 2007 from 2006.

        These award opportunities were derived in part from comparative data provided by our independent consultant and in part by the Committee's judgment on internal equity of the positions, their relative value to the Company and the desire to maintain a consistent annual incentive target for the CEO and the other Named Executives.

        The payouts for executives under the Incentive Plan are targeted at the 75th percentile of comparative data provided by our independent consultant in years when we reach the annual financial performance. If we reach, but do not exceed, the financial plan for any given year, the incentive payout, given current salary levels, should approximate the 70th percentile of comparative data. However, the Incentive Plan is designed so that in years that financial performance significantly exceeds our financial plan, the payouts of the short-term incentive program should reach approximately the 80th percentile of the comparative data. Actual relative compensation levels will vary based on salary levels and relative market position.

        Management recommends and the Committee reviews and approves the financial objectives that must be met in order for awards to be paid. These financial objectives as weighted are intended to motivate and reward eligible executives to strive for continued financial improvement of the Company, consistent with increasing shareholder value. The Committee has initially identified up to five key measures from which the financial objectives may be drawn which may be revised from year-to-year to reflect current business situations.

        The financial objectives selected for 2007 were net income, efficiency ratio, average assets and return on assets (the fifth measure, return on equity was not used). The Committee believes net income is a very good measurement in assessing how well or how poorly the Company is performing from a financial standpoint. Net income is an accepted accounting measure that drives earnings per share and shareholder returns over the long-term. The Committee in consultation with the CEO recognized for 2007 that management should continue to focus on total average assets, return on assets and efficiency ratio to improve performance toward the top quarter percentile of our peer banks. Average assets and the return on those assets are accepted measures of growth in the banking industry. The efficiency ratio is also a commonly used measure in the banking industry that measures success in controlling non interest expenses that contribute to overall profitability.

        Financial objectives for the performance results are generally developed through our annual financial planning process, whereby we assess the future operating environment and establish a financial plan for financial outcomes. The financial plan as developed by management is reviewed and approved by the Board of Directors.

        The Committee determines the weighting of financial objective goals each year based upon recommendations from the CEO. For 2007, the compensation committee weighted the financial objectives as follow:

Net Income	55%
Total Average Assets	20%
Efficiency Ratio	10%
Return on Assets	15%

        For 2007 as compared to 2006, the Company increased the weighting for total average assets from 15% to 20% and decreased the efficiency ratio from 15% to 10% in order to underscore the growth of the Company as a primary objective for the year. There was no change in the weighting for net income and return on assets from the 2006 levels.

        Upon completion of the fiscal year, the Committee assesses the performance of the Company for each financial objective comparing the actual fiscal year results to the pre-determined threshold, target and maximum levels for each financial objective calculated with reference to the pre-determined weight accorded the financial objective and an overall percentage amount for the award is calculated. In addition, the Committee may include qualitative subjective measures which may increase an award up to an additional 15% of base salary. This positive discretion may be utilized to address completion of special projects, initiatives or achievements reflected by favorable regulatory exam results. The Committee may also use its discretion in adjusting financial objectives and performance measurements for unexpected economic conditions or changes in the business of the Company.

        The "target" level equates to the approved financial plan. The "threshold" performance level is set at 95% of the target level, and maximum level is set at 105% of the target level. In making the annual determination of the threshold, target and maximum levels, the Committee may consider the specific circumstances encountered by the Company during the coming year. Generally, the Committee sets the threshold, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

        The Committee believed that targets established for the Incentive Plan in 2007 were sufficiently challenging given the level of growth and improvement in the various financial objectives that would have to occur to meet the various performance levels.

        In June 2007, the Company acquired Diablo Valley Bank. The consolidation of Diablo Valley Bank, including the costs associated with completing the transaction, as well as certain accounting consequences including, but not limited to, the creation of goodwill and amortization of intangibles and an increase in employee expenses had a material effect on the financial performance objectives previously approved by the Committee for 2007. Because the acquisition was completed mid-year and the specific effects of the acquisition on the Company's results were not certain at the time of the acquisition, the Committee did not revise the financial performance objectives for 2007.

        For 2007, the threshold requirement for return on assets was 1.20%, however the actual ratio for return on assets was 1.18%. The return on tangible assets (which excludes goodwill and other intangibles resulting from the acquisition of Diablo Valley Bank) was 1.21%. In view of the acquisition, the Committee concluded that a better measure of performance was return on tangible assets and since the return on tangible assets exceeded the 1.20% hurdle requirement the Committee made awards under the Incentive Plan as follows:

  •
  Total average assets for 2007 reached the financial objective that permitted the payment of the "maximum" level of bonus payment; and

  •
  The Committee utilized its positive discretionary authority as authorized under the plan to award an additional 15% of base salary to the CEO and the other Named Executive Officers.

        In considering these awards the Committee concluded that because of the successful acquisition of Diablo Valley Bank and the integration of its business, systems and employees with the Company, the Named Executives had performed at a level that deserved specific recognition by way of the positive discretionary authority exercised by the Committee. While the Committee recognized that the Company's total average assets for 2007 was materially enhanced by the acquisition, this offset the effect of the acquisition on the other identified financial performance objectives. The Committee also took into consideration that the bonus awards for 2007 would be 35% to 40% lower for the Named Executive Officers than the amount of the awards in 2006.

        Awards paid to named executive officers under the Incentive Plan for performance in 2007 are reflected in column (g) of the Summary Compensation Table on page 28.

Stock Options

        Long-term incentive awards are the third component of the Company's total compensation package. The Committee believes that equity-based compensation ensures that the Company's officers have a continuing stake in the long-term success of the Company. The Company's 2004 Stock Option Plan (the "Plan") provides for the grant of non-qualified and incentive stock options. The Committee approves all awards under the Plan and acts as the administrator of this Plan. Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value on grant date. Under the stockholder-approved Plan, we may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. We do not grant stock options with a so-called "reload" feature, nor do we loan funds to employees to enable them to exercise stock options. Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price. Stock options generally vest prorated daily over four years and expire ten years from the grant date.

        Because a financial gain from stock options is only possible after the price of our common stock has increased, we believe grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which benefits our shareholders.

        The Committee established a stock option policy in 2006 which recognizes that stock options have an impact on the profits of the Company under current accounting rules and also have a dilutive effect on the Company's shareholders. Accordingly they are recognized as a scarce resource and option grants are given the same consideration as any other form of compensation. As a result of the 2005 compensation study, the Committee has established ranges for the amount of options that may be granted that depend on the individual's position with the Company and whether the option is awarded as an incentive to attract an individual, to retain an individual or to reward performance. Stock option award levels with established ranges were determined based on market data. The Committee has targeted the 75th percentile of the comparative data with respect to these long-term incentive awards. More recently within the last several years, the Committee has approved nonstatutory stock options instead of incentive stock options because of the tax advantages available to the Company for nonstatutory options and because employees generally do not take full advantage of the tax benefits available to them from incentive stock options.

        We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. The Company's options are granted at fair market value on a fixed date or event (the first day of service for new hires and the date of Committee approval for existing employees), with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Committee and the Board of Directors. Beginning in April 2007, the Company's general practice has been to grant options only on the annual grant date at the Committee and Board of Directors' regular March meeting for current staff (although for 2008 the Company moved this date to its May meeting because of the need to amend its 2004 Stock Option Plan), and at any other Committee meeting (whether a regular meeting or otherwise) held on the same date as regularly scheduled board meeting (which meets monthly) as required to attract new staff, retain staff or recognize key specific achievements. In 2006 and prior years there were occasions when grants were made on other dates.

        Except as noted below, fair market value has been consistently determined as the closing price on The Nasdaq Global Select market on the grant date. In order to ensure that its exercise price fairly reflects all material information-without regard to whether the information seems positive or negative - every grant of options is contingent upon an assurance by management and legal counsel that the Company is not in possession of material undisclosed information. If the Company is in a "black-out" period for trading under its trading policy or otherwise in possession of inside information, date of grant is suspended until the second business day after public dissemination of the information.

        Grants made to the CEO, the chief financial officer and the other Named Executive Officers are reflected in the Summary Compensation Table on page 28 and in the Grant of Plan-Based Awards Table on page 32.

Stock Ownership Policy

        In 2007, the Board of Directors adopted a stock ownership policy for its non-employee directors. Under the policy each director must own a minimum of 10,000 shares of the Company's common stock.

Prohibition on Speculation in Company Stock

        Our stock trading guidelines prohibit executives from speculating in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases); buying or selling publicly traded options, including writing covered calls; and hedging or any other type of derivative arrangement that has a similar economic effect.

Compensation Recovery Policy

        The Committee does not have a specific policy on seeking reimbursement of compensation awards, however it will evaluate on a case by case basis whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in material misconduct that caused or partially caused a restatement of financial results, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, we will seek to claw back appropriate portions of the executive officer's compensation for the relevant period, as provided by law.

Change of Control Provisions

        The Company does not have company-wide change of control agreements with its executive officers and other elected officers. Instead, the Chief Executive Officer and the other Named Executives have specific change of control and severance provisions in their respective employment contracts. The Committee to date has considered the use of change of control provisions and severance provisions on a case by case basis depending on the individual's position with the Company and the need to attract and/or retain the individuals. The Committee considers the triggering events and amounts payable to be reasonable and necessary from a competitive perspective. See "Executive Contracts" on page 29.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 401(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Heritage Commerce Corp Compensation Committee

Jack Peckham, Chairman
Frank Bisceglia
Robert Moles
Ranson Webster

Executive Compensation Tables

        The following table provides for the periods shown, information as to compensation for services of the Company's principal executive officer, principal financial officer and the three other executive officers of the Company who had the highest total compensation (as defined in accordance with applicable regulations) with respect to the year ended 2007 (collectively referred to as the "named executive officers").

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)		Bonus ($) (d)		Stock Awards ($) (e)		Option Awards ($) (f)(2)		Non-Equity Incentive Plan Compensation ($) (g)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(4)		All Other Comp. ($) (i)(5)		Total ($) (j)
Walter T. Kaczmarek President & Chief Executive Officer	2007 2006	$ $	322,217 311,083	$ $	— —	$ $	— —	$ $	140,560 90,650	$ $	115,000 193,000	$ $	146,900 211,900	$ $	48,361 40,688	$ $	773,038 847,321
Lawrence D. McGovern Executive Vice President & Chief Financial Officer	2007 2006	$ $	213,667 205,000	$ $	— —	$ $	— —	$ $	57,464 29,729	$ $	64,000 100,000	$ $	24,400 39,500	$ $	20,224 19,644	$ $	379,755 393,873
William J. Del Biaggio, Jr. Founding Chairman of the Board and Executive Vice President	2007 2006	$ $	161,125 155,625	$ $	— —	$ $	— —	$ $	21,559 7,695	$ $	46,000 72,000	$ $	10,800 16,900	$ $	19,669 20,436	$ $	259,153 272,656
Richard Hagarty Executive Vice President & Chief Credit Officer	2007 2006	$ $	157,000 145,217	$ $	— —	$ $	— —	$ $	23,181 7,645	$ $	45,000 56,110	$ $	38,100 38,300	$ $	16,524 11,675	$ $	279,805 258,947
Raymond Parker Executivce Vice President/ Banking Division	2007 2006	$ $	241,667 233,333	$ $	— —	$ $	— —	$ $	83,290 53,344	$ $	75,000 130,000	$ $	92,500 106,900	$ $	22,005 21,289	$ $	514,462 544,866

(1)
The amounts in column (c) include amounts voluntarily deferred by each of the named executive officers into their 401(k) plan accounts. For 2007, Mr. Kaczmarek deferred $20,500, Mr. McGovern deferred $20,000, Mr. Del Biaggio deferred $6,000, Mr. Hagarty deferred $20,500 and Mr. Parker deferred $20,500.

(2)
The amounts shown in column (f) represent the dollar amounts recognized for financial statement reporting purposes in fiscal years 2007 and 2006 with regard to share-based awards, as determined pursuant to Statement of Financial Accounting Standards No. 123 (revised), "Share Based Payment" (SFAS 123R), and not the value of the awards made in 2007 and 2006. See the Company's Annual Report on Form 10-K, at Note 10 to the Company's Consolidated Financial Statements for the year ended December 31, 2007.

(3)
The amounts in column (g) reflect cash awards paid to named executive officers in 2008 under the Incentive Plan. These amounts were earned under the plan for the year ended December 31, 2007 and were approved for payment in 2008 after completion of the audited financial statements for the year ended December 31, 2007.

(4)
The amounts shown in column (h) represent only the aggregate change in the actuarial present value of the accumulated benefit under the Company's Supplemental Executive Retirement Plan from December 31, 2006 to December 31, 2007. The amounts in column (h) were determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 12 to the Company's audited financial statements for the fiscal year ended December 31, 2007 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(5)
The amounts shown in column (i) include the following for each named executive.

	Common Stock Dividends Paid on Unvested Restricted Stock	Economic Value of Death Benefit of Life Insurance for Beneficiaries	401(k) Plan Company Matching Contributions	Other Insurance Benefit	Employee Stock Ownership Plan Company Contributions	Payments for Unused Vacation	Auto Compensation
Walter T. Kaczmarek	$13,260	$11,546	$1,500	$2,322	$7,733	$—	$12,000
Lawrence D. McGovern	$—	$2,379	$1,500	$1,083	$5,128	$4,134	$6,000
William J. Del Biaggio, Jr.	$—	$871	$1,500	$4,316	$3,867	$3,115	$6,000
Richard Hagarty	$—	$801	$1,500	$1,417	$3,768	$3,038	$6,000
Raymond Parker	$—	$4,072	$1,500	$2,233	$5,800	$—	$8,400

        The economic value of the death benefit amounts shown above reflects the annual income imputed to each executive in connection with Company owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums. These policies are discussed under "Supplemental Retirement Plan for Executive Officers."

Executive Contracts

        Walter T. Kaczmarek—On October 17, 2007, the Company entered into an Amended and Restated Employment Agreement with Walter T. Kaczmarek. The employment contract is for three years and is automatically renewed each month for three additional years. Under the agreement, Mr. Kaczmarek will receive an annual salary of $324,000 with annual increases, if any, as determined by the Board of Directors' annual review of executive salaries. In 2008, Mr. Kaczmarek's base salary was increased to $334,000. In addition to his base salary, he will be eligible to participate in the Management Incentive Compensation Plan which, subject to achievement of performance incentive targets, shall be the greater of 100% or the maximum percentage permitted under such plan. The Company will provide to Mr. Kaczmarek, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Kaczmarek will be provided with life insurance coverage in the amount of two times his then current salary but no more than $700,000. He will also be provided with long term care insurance, with a lifetime benefit of $432,000, and he will participate in the standard group short and long term disability coverage.

        Mr. Kaczmarek will be eligible to participate in the Company's 401(k) plan, under which he will receive matching contributions up to $1,500. He also participates in the Company's Employee Stock Ownership Plan. The Company will reimburse Mr. Kaczmarek for up to $1,200 of expenses incurred by him for tax consultation and preparation of tax returns and any excess of insurance coverage for an annual physical examination. Mr. Kaczmarek will also be reimbursed for monthly dues for one country club and one business club membership. He will receive an automobile allowance in the amount of $1,000 per month, together with reimbursements for gasoline and maintenance expenditures.

        Under his employment agreement, Mr. Kaczmarek is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Lawrence D. McGovern—On October 17, 2007, the Company entered into an Amended and Restated Employment Agreement with Lawrence D. McGovern. The employment contract is for one year and is automatically renewed for one year terms. Under the agreement, Mr. McGovern will receive an annual salary of $215,000 with annual increases, if any, as determined by the Company's chief executive officer and Board of Directors' annual review of executive salaries. In 2008, Mr. McGovern's base salary was increased to $220,000. In addition to his salary, he will be eligible to participate in the Management Incentive Compensation Plan. Mr. McGovern will also be eligible to participate in the Company's 401(k) plan, under which he will receive matching contributions up to $1,500. He also participates in the Company's Employee Stock Ownership Plan. Further, the Company will provide to Mr. McGovern, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. McGovern will also receive an automobile allowance in the amount of $500 per month, together with reimbursements for gasoline expenditures. Mr. McGovern will be provided with life insurance coverage in the amount of two times his then current salary but no more than $700,000. He will also be provided with long term care insurance, which will provide a lifetime benefit of up to $72,000, and he will participate in the standard group short and long term disability coverage.

        Under his employment agreement, Mr. McGovern is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Raymond Parker—On October 17, 2007, the Company entered into an Amended and Restated Employment Agreement with Raymond Parker. The employment contract is for one year and is automatically renewed for one year terms. Under the agreement, Mr. Parker will receive an annual salary of $243,000 with annual increases, if any, as determined by the Company's chief executive officer and Board of Directors' annual review of executive salaries. In 2008, Mr. Parker's base salary was increaseed to $250,300. In addition to his salary, he will be eligible to participate in the Management Incentive Compensation Plan. Mr. Parker also will be eligible to participate in the Company's 401(k) plan, under which he will receive matching contributions up to $1,500. He also participates in the Company's Employee Stock Ownership Plan. Further, the Company will provide to Mr. Parker, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Parker will also be reimbursed for monthly dues for membership at one country club. He will also receive an automobile allowance in the amount of $700 per month, together with reimbursements for gasoline expenditures. Mr. Parker will be provided with life insurance coverage in the amount of two times his then current salary but no more than $700,000. He will also be provided with long term care insurance, which will provide a lifetime benefit of up to $72,000, and he will participate in the standard group short and long term disability coverage.

        Under his employment agreement, Mr. Parker is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Richard Hagarty—On October 17, 2007, the Company entered into an Amended and Restated Employment Agreement with Richard Hagarty. The employment contract is for one year and is automatically renewed for one year terms. Under the agreement, Mr. Hagarty will receive an annual salary of $158,000 with annual increases, if any, as determined by the Company's chief executive officer and Board of Directors' annual review of executive salaries. In 2008, Mr. Hagarty's base salary was increased to $162,700. In addition to his base salary, he is eligible to participate in the Management Incentive Compensation Plan. Mr. Hagarty will also be eligible to participate in the Company's 401(k) plan, under which he will receive matching contributions up to $1,500. He also participates in the Company's Employee Stock Ownership Plan. Further, the Company will provide to Mr. Hagarty, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Hagarty will also receive an automobile allowance in the amount of $500 per month, together with reimbursements for gasoline and maintenance expenditures. Mr. Hagarty will be provided with life insurance coverage in the amount of two times his then current salary but no more than $700,000. He will also be provided with long term care insurance, which will provide a lifetime benefit of up to $72,000, and he will participate in the standard group short and long term disability coverage.

        Under his employment agreement, Mr. Hagarty is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

Plan Based Awards

        Stock Option Plans.    In 1994, the Board of Directors adopted the Heritage Bank of Commerce 1994 Tandem Stock Option Plan (the "1994 Plan") in order to promote the long-term success of the Bank and the creation of shareholder value. In 1998, the 1994 Plan was restated and adopted by the Company as the successor corporation to Heritage Bank of Commerce. The 1994 Stock Option Plan expired on June 8, 2004. As a result, in 2004 the Board of Directors adopted the Heritage Commerce Corp 2004 Stock Option Plan ("2004 Stock Option Plan"), which obtained shareholder approval in 2004. The 1994 Stock Option Plan and the 2004 Stock Option Plan authorize the Company to grant stock options to officers, employees and directors of the Company and its affiliates.

        The 2004 Stock Option Plan assists the Company in attracting, retaining and rewarding valued employees and directors by offering them a greater stake in the Company's success and to encourage ownership in its common stock by these employees and directors. The Compensation Committee administers the 2004 Stock Option Plan on behalf of the Board of Directors with regard to executive officers and has discretion to determine which individuals are eligible to receive option awards, the time or times when the option awards are to be made, the number of shares subject to each award, the status of any grant as either an incentive stock option or a non-qualified stock option, the vesting schedule in effect for the option award, the term for which any option is to remain outstanding and the other principal terms and conditions of each option. Stock options recommended by the Compensation Committee have an exercise price equal to the fair market value of a share on the grant date. The options generally vest within one to four years and expire ten years after the date of grant, contingent on the employee's continued employment with the Company. Each year the Company's chief executive officer will make periodic recommendations with respect to the level of stock options to be granted to each eligible employee, and the Committee reviews and approves those recommendations based on a variety of factors related to the recognition of contributions or potential contributions to the business interests of the Company. The Company has established a stock option policy for determining the range of options that may be granted employees, including the executive officers, based on the position of the employee within the Company and the purpose of the grant (i.e., hiring, performance or retention). In addition, the stock option policy sets forth procedures for the granting of stock options under the 2004 Stock Option Plan including the setting of the grant date and exercise price.

        Management Incentive Plan.    The Company maintains a Management Incentive Plan adopted by the Board of Directors in 2005. Executive officers are eligible for target bonuses which are expressed as a percentage of their respective base salaries which increase as the level of performance of established goals increases. The bonuses are tied directly to the satisfaction of overall company performance for the year. In 2007, management presented to the Compensation Committee performance goals based on the 2007 budget. For 2007 Company financial objectives were established for:

  •
  Net Income

  •
  Total Average Assets

  •
  Efficiency Ratio

  •
  Return on Assets

        For each financial objective, a threshold, target and maximum performance measure is established. Each goal is given a weighting with net income having the most significant weighting. If not all of the financial objectives are satisfied at the threshold level, then those financial objectives that are satisfied at the threshold level are weighted and a partial payment of the bonus will be paid for satisfying some, but not all of the financial objectives. As financial objectives meet or exceed the threshold, target and maximum performance levels, the participants earn a greater percentage of their base salary as a bonus. The maximum bonus that may be paid varies from 110% of base salary for the chief executive officer, 85% of base salary for the executive vice president of the banking division, and 75% for the other executives. In addition to a bonus based on the achievement of the financial objectives, the Compensation Committee has the discretion to award up to 15% of an executive's base salary for performance related to the completion of special projects, initiatives, or achievements reflected by favorable regulatory exam results. The Management Incentive Plan also permits the Compensation Committee to use its discretion in adjusting financial objectives and performance measurements for unexpected economic conditions or changes in the business of the Company.

        Upon completion of the year-end financial statements, the chief executive officer will prepare an analysis of the achievement of the quantitative measures for the year and make recommendations for bonuses for quantitative measures for each executive. These results will be presented to the Compensation Committee and upon the Compensation Committee's recommendation and approval by the Board of Directors the bonuses are paid.

        The following table provides information on stock options granted in 2007 and potential cash-based performance awards available if defined performance objectives were achieved in 2007 for each of the Company's named executive officers. There can be no assurance that the grant date fair value of the stock option awards will ever be realized.

Grants of Plan-Based Awards

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)(2)
Estimated Future Payouts Under Equity
Estimated Future Payouts Under Non-Equity
Exercise or Base Price of Option Awards ($/Sh) (k)
		Incentive Plan Awards(1)			Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Walter T. Kaczmarek	2/22/2007 5/4/2007	$97,200 —	$210,600 —	$356,400 —	— —	— —	— —	— —	— 25,000	$	— 23.89
Lawrence D. McGovern	2/22/2007 5/4/2007	$53,750 —	$107,500 —	$161,250 —	— —	— —	— —	— —	— 15,000	$	— 23.89
William J. Del Biaggio, Jr.	2/22/2007 5/4/2007	$40,500 —	$81,000 —	$121,500 —	— —	— —	— —	— —	— 7,000	$	— 23.89
Richard Hagarty	2/22/2007 5/4/2007	$39,500 —	$79,000 —	$118,500 —	— —	— —	— —	— —	— 9,000	$	— 23.89
Raymond Parker	2/22/2007 5/4/2007	$60,750 —	$121,500 —	$206,550 —	— —	— —	— —	— —	— 15,000	$	— 23.89

(1)
These potential cash-based awards were established under the Management Incentive Plan for 2007 and are further described above in the Compensation and Discussion Analysis section and discussion under Plan Based Awards—Management Incentive Plan and do not represent the actual payments made to the named executive officers. The actual payments earned are included in column (g) in the Summary Compensation Table.

(2)
Amounts reflect awards under the 2004 Stock Option Plan. See discussion above under "Plan Awards—Stock Option Plans."

Equity Compensation Plan Information

        The following shows the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under equity compensation plans, at December 31, 2007:

Plan category	No. of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securities holders	1,010,662	(1)	$19.02	73,134
Equity compensation plans not approved by security holders(2)	51,000	(2)	$18.15	N/A

(1)
Consists of 246,201 options to acquire shares of common stock issued under 1994 Plan, and 764,461 options to acquire shares of common stock issued under the 2004 Stock Option Plan.

(2)
Consists of restricted stock issued to Mr. Kaczmarek pursuant to a restricted stock agreement dated March 17, 2005 entered into when he joined the Company.

Outstanding Equity Awards

        The following table shows the number of Company shares of common stock covered by exercisable and unexercisable stock options and the number of Company unvested shares of restricted common stock held by the Company's named executive officers as of December 31, 2007:

Outstanding Equity Awards at Year End

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Options Exercise Price ($) (e)		Options Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(2)
Walter T. Kaczmarek	— 34,869 7,050 4,115	— 15,131 12,950 20,885	(3) (4) (5)	— — — —	$ $ $	— 18.15 23.85 23.89	— 3/17/2015 8/3/2016 5/4/2017	— —	— —	51,000 —	$937,890 —
Lawrence D. McGovern	38,020 9,000 6,741 4,775 3,525 2,469	— — 759 3,225 6,475 12,531	(6) (7) (8) (9) (10) (11)	— — — — —	$ $ $ $ $ $	9.39 9.51 14.11 20.00 23.85 23.89	7/16/2008 4/25/2012 5/27/2014 8/11/2015 8/3/2016 5/4/2017	—	—	—	—
William J. Del Biaggio, Jr.	6,600 3,300 7,500 1,623 1,938 1,152	— — — 877 3,562 5,848	(12) (13) (14) (15) (16) (17)	— — — — —	$ $ $ $ $ $	11.21 14.09 8.50 18.01 23.85 23.89	9/17/2008 12/16/2009 10/24/2012 5/26/2015 8/3/2016 5/4/2017	—	—	—	—
Richard Hagarty	7,500 2,696 1,762 1,481	— 304 3,238 7,519	(18) (19) (20) (21)	— — — —	$ $ $ $	8.96 14.11 23.85 23.89	7/25/2012 5/27/2014 8/3/2016 5/4/2017	—	—	—	—
Raymond Parker	16,409 2,984 4,229 2,469	8,591 2,016 7,771 12,531	(22) (23) (24) (25)	— — — —	$ $ $ $	18.65 20.00 23.85 23.89	5/16/2015 8/11/2015 8/3/2016 5/4/2017	—	—	—	—

(1)
Restricted stock issued to Mr. Kaczmarek pursuant to a restricted stock agreement dated March 17, 2005 entered into when Mr. Kaczmarek joined the Company. The restricted stock shares vest 25% per year at the end of years three, four, five and six.

(2)
The market value of the shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing price of our common stock at December 31, 2007 as reported on The Nasdaq Global Select Market, which was $18.39.

(3)
The options vest daily over 4 years beginning 3/17/2005 and have a term of 10 years.

(4)
The options vest daily over 4 years beginning 8/3/2006 and have a term of 10 years.

(5)
The options vest daily over 4 years beginning 5/4/2007 and have a term of 10 years.

(6)
The options vest daily over 4 years beginning 7/16/1998 and have a term of 10 years.

(7)
The options vest daily over 4 years beginning 4/25/2002 and have a term of 10 years.

(8)
The options vest daily over 4 years beginning 5/27/2004 and have a term of 10 years.

(9)
The options vest daily over 4 years beginning 8/11/2005 and have a term of 10 years.

(10)
The options vest daily over 4 years beginning 8/3/2006 and have a term of 10 years.

(11)
The options vest daily over 4 years beginning 5/4/2007 and have a term of 10 years.

(12)
The options vest daily over 4 years beginning 9/17/1998 and have a term of 10 years.

(13)
The options vest daily over 4 years beginning 12/16/1999 and have a term of 10 years.

(14)
The options vest daily over 4 years beginning 10/24/2002 and have a term of 10 years.

(15)
The options vest daily over 4 years beginning 5/26/2005 and have a term of 10 years.

(16)
The options vest daily over 4 years beginning 8/3/2006 and have a term of 10 years.

(17)
The options vest daily over 4 years beginning 5/4/2007 and have a term of 10 years.

(18)
The options vest daily over 4 years beginning 7/25/2002 and have a term of 10 years.

(19)
The options vest daily over 4 years beginning 5/27/2004 and have a term of 10 years.

(20)
The options vest daily over 4 years beginning 8/3/2006 and have a term of 10 years.

(21)
The options vest daily over 4 years beginning 5/4/2007 and have a term of 10 years.

(22)
The options vest daily over 4 years beginning 5/16/2005 and have a term of 10 years.

(23)
The options vest daily over 4 years beginning 8/11/2005 and have a term of 10 years.

(24)
The options vest daily over 4 years beginning 8/3/2006 and have a term of 10 years.

(25)
The options vest daily over 4 years beginning 5/4/2007 and have a term of 10 years.

Option Exercises and Vested Stock Options

        The following table sets forth information with regard to the exercise and vesting of stock options and vesting of shares of restricted stock for the year ended December 31, 2007 for each of the named executive officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized upon Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Walter T. Kaczmarek	—	—	—	—
Lawrence D. McGovern	5,480	$64,123	—	—
William J. Del Biaggio, Jr.	4,950	$92,268	—	—
Richard Hagarty	—	—	—	—
Raymond Parker	—	—	—	—

401(k) Plan

        The Company has established a broad-based employee benefit plan under Section 401(k) of the Internal Revenue Code of 1986 ("401(k) Plan"). The purpose of the 401(k) Plan is to encourage employees to save for retirement. Eligible employees may make contributions to the plan subject to the limitations of Section 401(k). The 401(k) Plan trustees administer the Plan. The Company matches the first $1,500 of each employee's contributions. The 401(k) Plan allows highly compensated employees to contribute up to a maximum percentage of their base salary, up to the limits imposed by the Internal Revenue Code for 2007, on a pre-tax basis. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries. The 401(k) Plan is designed to provide for distributions in a lump sum after termination of service. However, loans and in-service distributions under certain circumstances such as hardship, attainment of age 59-1/2, or a disability are permitted. For named executive officers, these amounts are included in the Summary Compensation Table under "All Other Compensation."

Employee Stock Ownership Plan

        In 1997, Heritage Bank of Commerce initiated a broad-based employee stock ownership plan ("Stock Ownership Plan"). The Stock Ownership Plan was subsequently adopted by the Company as the successor corporation to Heritage Bank of Commerce. The Stock Ownership Plan allows the Company, at its option, to purchase shares of the Company common stock on the open market. To be eligible to receive an award of shares under the Stock Ownership Plan, an employee must have worked at least 1,000 hours during the year and must be employed by the Company on December 31. The executive officers have the same eligibility to receive awards as other employees of the Company. Awards under the Stock Ownership Plan generally vest over four years. In addition, the value of a participant's account becomes fully vested upon reaching the age of 65 or termination of employment by death or disability. The Company may discontinue its contributions at any time. The amounts of contributions to the Stock Ownership Plan for named executive officers are included in the Summary Compensation Table in the column entitled "All Other Compensation."

Supplemental Retirement Plan for Executive Officers

        The Company has established the 2005 Amended and Restated a Supplemental Executive Retirement Plan (the "SERP" or the "Plan") covering key executives including the named executive officers. The SERP is a nonqualified defined benefit plan and is unsecured and unfunded and there are no plan assets. When the Company offers key executives participation in the SERP, the supplemental retirement benefit awarded is based on the individual's position within the Company and a vesting schedule determined by the desirability of incentivizing the retention element of the program. In order to be eligible for early retirement, the plan requires the participant to terminate employment (for reasons other than for cause, because of a disability, or following a change of control) after the date that the participant is at least 55 years old but prior to the normal retirement age as defined in the participants' participation agreement, which is generally 62 years old. Except for Mr. McGovern, each of the named executive officers are currently eligible for early retirement under the Plan. If a participant elects to retire on or after the early retirement date but prior to the normal retirement date, then the participant will receive the actuarial equivalent (determined as of the date benefits commence) of the portion of his or her supplemental retirement benefit that has vested as of the actual early retirement date. Unless otherwise selected by the participant, the early retirement benefit will be paid monthly, with payments to commence on the first day of the month following the participant's early retirement date and continuing until the death of the participant.

        A participant whose employment terminates after the normal retirement date (generally age 62) will receive 100% of his or her supplemental retirement benefit, payable monthly, commencing on the first month following retirement continuing until the death of the participant. If a participant's employment is terminated without cause or the participant resigns before the early retirement date, the participant shall be eligible to receive the actuarial equivalent (determined as of the date benefits commence) of the portion of his or her supplemental retirement benefit that has vested as of the effective date of termination, payable monthly commencing on the first month following the attainment of an age between

55 and age 62 (as selected by the participant) and continuing until death of the participant. In the event a participant becomes disabled, the participant will receive 100% of his or her supplemental retirement benefit, payable monthly, commencing on the first month following determination that the participant is disabled and continuing until the death of the participant. If a participant's employment is terminated for cause the participant forfeits any rights the participant may have under the SERP. If a participant's employment is terminated for any reason (except cause) within two years following a change of control the participant will receive 100% of his or her supplemental retirement benefit (reduced to its actuarial equivalent determined when payments commence) commencing at the later of the participant's termination or the attainment of an age between age 55 and age 62 (as selected by the participant) and continuing until the death of the participant.

        Company owned split-dollar life insurance policies support the Company's obligations under the SERP. The premiums on the policies are paid by the Company. The cash value accrued on the policies supports the payment of the supplemental benefits for each participant. In the case of death of the participant, the participant's designated beneficiaries will receive 80% of the net-at-risk insurance (which means amount of the death benefit in excess of the cash value of the policy).

        The following table shows the present value of accumulated benefit payable to each of the named executive officers, including the number of service years credited to each named executive officer under the supplemental executive retirement plan.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
Walter T. Kaczmarek	Heritage Commerce Corp SERP	3	$549,300	$—
Lawrence D. McGovern	Heritage Commerce Corp SERP	9	$252,300	$—
William J. Del Biaggio, Jr.	Heritage Commerce Corp SERP	14	$139,300	$—
Richard Hagarty	Heritage Commerce Corp SERP	5	$181,300	$—
Raymond Parker	Heritage Commerce Corp SERP	3	$295,600	$—

(1)
The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 12 to the Company's audited financial statements for the fiscal year ended December 31, 2007 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(2)
The following vesting percentages apply to the named executive officers:

End of the year prior to termination	Walter T. Kaczmarek	Lawrence D. McGovern	William J. Del Biaggio, Jr.	Richard Hagarty	Raymond Parker
12/31/2007	0%	84%	100%	10%	0%
12/31/2008	36%	100%	100%	20%	60%
12/31/2009	48%	100%	100%	30%	75%
12/31/2010	60%	100%	100%	40%	90%
12/31/2011	72%	100%	100%	50%	100%
12/31/2012	84%	100%	100%	60%	100%

Management Deferral Plan

        In January 2004, the Company adopted the Heritage Commerce Corp Nonqualified Deferred Compensation Plan for certain executive officers. The purpose of the plan is to offer those employees an opportunity to elect to defer the receipt of compensation in order to provide termination of employment and related benefits taxable pursuant to section 451 of the Internal Revenue Code of 1986, as amended (the "Code"). The plan is intended to be a "top-hat" plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The executive may elect to defer up to 100% of any bonus and 50% of any regular salary into the Management Deferral Plan. Amounts deferred are invested in a portfolio of approved investment choices as directed by the executive. Under the Management Deferral Plan, the Company may make discretionary contributions for the executive, but has not done so. Amounts deferred by executives to the plan will be distributed at a future date they have selected or upon termination of employment. The executive can select a distribution schedule of up to fifteen years. To date, none of the Company executive officers have elected to participate in the plan.

Change of Control Arrangements and Termination of Employment

        Stock Option Plans.    Each of the named executives holds options granted under the 2004 Stock Option Plan or the 1994 Stock Option Plan. Under these Plans, option holders will be given 30 days advance notice of the consummation of a change of control transaction during which time the option holder will have the right to exercise their options, and all outstanding options become immediately vested. The options terminate on the consummation of the change of control. In the event the option holder dies or becomes disabled, the option holder or his or her estate will have 12 months to exercise those options that have vested as of the date of termination of employment from a disability or death.

        Supplemental Executive Retirement Plan.    Each of the named executives are participants in the Executive Retirement Plan. If a participant's employment is terminated for any reason (except cause) within two years following a change of control, the participant will receive 100% of his or her supplemental retirement benefit (reduced to its actuarial equivalent determined when payments commence) commencing at the later of the participant's termination or the attainment of an age between age 55 and age 62 as selected by the participant at the time the participant entered into the program, and continuing until the participant's death. If a participant is terminated without cause or the participant voluntarily resigns, then the participant will be entitled to the actuarial equivalent (as determined as of the date benefits commence) of the portion of the participant's supplemental retirement benefit that has vested as of the date of termination, payable monthly commencing on the first month following the attainment of an age between age 55 and age 62, as selected by the participant at the time the participant entered the program, and continuing until the participant's death. If a participant becomes disabled, the participant's supplemental retirement benefit will become fully vested and payable beginning one month after the month of the separation from service until the participant's death.

        Mr. Kaczmarek's Employment Agreement.    If Mr. Kaczmarek's employment is terminated without cause or he resigns for good reason, he will be entitled to a lump sum payment equal to 2 times his base salary and his highest annual bonus. If he is terminated or he resigns for good reason 120 days before or within two years after a change of control he will be paid a lump sum of 2.75 times his base salary and highest annual bonus. If his employment is terminated by the Company without cause, or he resigns for good reason, or as a result of a change of control the Company terminates his employment or he resigns, his participation in group insurance coverages will continue on at least the same level as at the time of termination for a period of 36 months from the date of termination. In the event that the amounts payable to Mr. Kaczmarek under the agreement constitute "excess parachute payments" under the Internal Revenue Code of 1986 that are subject to an excise or similar tax, the amounts payable to Mr. Kaczmarek will be increased so that he receives substantially the same economic benefit under the Agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Kaczmarek has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees and customers.

        Mr. McGovern's Employment Agreement.    If Mr. McGovern's employment is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary, his highest annual bonus and his annual automobile allowance. In the event that Mr. McGovern's employment is terminated by the Company or he resigns for good reason 120 days before or within 2 years after a change in control, he will be entitled to a lump sum payment of 1.5 times his base salary, his highest annual bonus and his annual automobile allowance. If the employment agreement is terminated by the Company without cause, or as a result of a change of control the Company terminates his employment or he resigns, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. In the event that the amounts payable to Mr. McGovern under the agreement constitute "excess parachute payments" under the Internal Revenue Code of 1986 that are subject to an excise or similar tax, the amounts payable to Mr. McGovern will be increased so that he receives substantially the same economic benefit under the Agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. McGovern has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        Mr. Parker's Employment Agreement.    If Mr. Parker's employment is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary and his highest annual bonus. In the event that Mr. Parker's employment is terminated by the Company or he resigns for good reason 120 days of or within 24 months after a change in control, he will be entitled to a lump sum payment of 2 times his base salary and his highest annual bonus. If the employment is terminated by the Company without cause, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Mr. Parker's employment is terminated by the Company as a result of a change in control, or he resigns, these benefits will continue for an additional 24 months from the date of termination. In the event that the amounts payable to Mr. Parker under the agreement constitute "excess parachute payments" under the Internal Revenue Code of 1986 that are subject to an excise or similar tax, the amounts payable to Mr. Parker will be increased so that he receives substantially the same economic benefit under the Agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Parker has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        Mr. Hagarty's Employment Agreement.    If Mr. Hagarty's employment is terminated without cause, he will be entitled to a lump sum payment equal to 75% each of his base salary and his highest annual bonus. In the event that Mr. Hagarty's employment is terminated by the Company or he resigns for good reason 120 days of or within 24 months after a change in control, he will be entitled to a lump sum payment of 1.25 times his base salary and his highest annual bonus. If the employment agreement is terminated by the Company without cause, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 9 months from the date of termination. If Mr. Hagarty's employment is terminated as a result of a change in control or he resigns, these benefits will continue for an additional 15 months from the date of termination. In the event that the amounts payable to Mr. Hagarty under the agreement constitute "excess parachute payments" under the Internal Revenue Code of 1986 that are subject to an excise or similar tax, the amounts payable to Mr. Hagarty will be increased so that he receives substantially the same economic benefit under the Agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Hagarty has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        Mr. Kaczmarek's Restricted Stock Agreement.    On March 17, 2005, the Company entered into a restricted stock agreement pursuant which Mr. Kaczmarek was granted 51,000 shares of common stock. The restricted stock vests 25% each year at the end of years three, four, five and six, provided Mr. Kaczmarek is still with the Company. The restricted stock becomes fully vested on a change of control, disability, death, termination of employment by the Company without cause, or termination of employment by Mr. Kaczmarek for good reason.

        Below is a table showing estimated payments assuming the various hypothetical events occurred on December 31, 2007:

	Change in Control	Involuntary Termination Without Cause	Termination for Good Reason		Death	Disability
Walter T. Kaczmarek
Cash severance under employment agreement	$1,421,750	$1,034,000	$1,034,000		$—	$—
Health and life insurance premiums	61,016	61,016	61,016		—	—
Health and life insurance benefits	—	—	—		648,000	180,000	(3)
Long term care insurance benefits	—	—	—		—	72,000
Supplemental executive retirement plan(1)	2,289,119	1,089,901	1,089,901	(2)	—	2,270,627
Unvested stock options (accelerated)	3,631	3,631	3,631		3,631	3,631
Unvested restricted stock awards (accelerated)	937,890	937,890	937,890		937,890	937,890
Split-dollar death benefits (upon death)	—	—	—		2,782,233	—
Outplacement services (layoff)	5,000	—	—		—	—
IRC 280(g) excise tax gross-up	1,372,024	—	—		—	—

Total:	$6,090,430	$3,126,438	$3,126,438		$4,371,754	$3,464,148

Lawrence D. McGovern
Cash severance under employment agreement	$481,500	$321,000	$—		$—	$—
Health and life insurance premiums	20,338	20,338	—		—	—
Health and life insurance benefits	—	—	—		430,000	143,319	(3)
Long term care insurance benefits	—	—	—		—	72,000
Supplemental executive retirement plan(1)	612,490	473,998	—		—	564,283
Unvested stock options (accelerated)	3,249	—	—		—	—
Unvested restricted stock awards (accelerated)	—	—	—		—	—
Split-dollar death benefits (upon death)	—	—	—		1,080,846	—
Outplacement services (layoff)	—	—	—		—	—
IRC 280(g) excise tax gross-up	—	—	—		—	—

Total:	$1,117,577	$815,336	$—		$1,510,846	$779,602

Raymond Parker
Cash severance under employment agreement	$746,000	$373,000	$—	$—	$—
Health and life insurance premiums	29,412	14,706	—	—	—
Health and life insurance benefits	—	—	—	486,000	162,117	(3)
Long term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan(1)	837,076	—	—	—	837,076
Unvested stock options (accelerated)	—	—	—	—	—
Unvested restricted stock awards (accelerated)	—	—	—	—	—
Split-dollar death benefits (upon death)	—	—	—	719,510	—
Outplacement services (layoff)	—	—	—	—	—
IRC 280(g) excise tax gross-up	459,037	—	—	—	—

Total:	$2,071,525	$387,706	$—	$1,205,510	$1,071,193

Richard Hagarty
Cash severance under employment agreement	$267,638	$160,583	$—	$—	$—
Health and life insurance premiums	19,968	11,981	—	—	—
Health and life insurance benefits	—	—	—	316,000	105,323	(3)
Long term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan(1)	442,167	44,217	—	—	442,167
Unvested stock options (accelerated)	1,301	—	—	—	—
Unvested restricted stock awards (accelerated)	—	—	—	—	—
Split-dollar death benefits (upon death)	—	—	—	217,660	—
Outplacement services (layoff)	—	—	—	—	—
IRC 280(g) excise tax gross-up	273,458	—	—	—	—

Total:	$1,004,532	$216,781	$—	$533,660	$619,490

William J. Del Biaggio, Jr.
Cash severance under employment agreement	$—	$—	$—	$—	$—
Health and life insurance premiums	—	—	—	—	—
Health and life insurance benefits	—	—	—	324,000	107,989	(4)
Long term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan(1)	160,099	160,099	—	—	160,099
Unvested stock options (accelerated)	333	—	—	—	—
Unvested restricted stock awards (accelerated)	—	—	—	—	—
Split-dollar death benefits (upon death)	—	—	—	109,287	—
Outplacement services (layoff)	—	—	—	—	—
IRC 280(g) excise tax gross-up	—	—	—	—	—

Total:	$160,432	$160,099	$—	$433,287	$340,088

(1)
Assumes executive selected age 62 for commencement of the payment of this benefit.

(2)
If Mr. Kaczmarek terminates his employment for good reason or he is terminated without cause, he is entitled to be credited with an additional two years of service.

(3)
This balance represents the annual payment of long term disability for the Named Executives, if necessary. This long term payment would begin after an elimination period and a twelve week short term disability period. This long term disability payment will increase by 6% (cost of living adjustment) over the first five years of payments and cease at age 65.

(4)
This payment represents one year. The second year would increase 6% (cost of living adjustment). Only two years of payments are granted since the executive is currently over 65 years old.

Director Compensation

        This section provides information regarding the compensation policies for non-employee directors and amounts paid to these directors in 2007. Mr. Kaczmarek and Mr. Del Biaggio, Jr. do not receive any separate compensation for their service as directors.

        The Company has a policy of compensating non-employee directors for their service on the Board and board committees of the Company. On an annual basis, the Compensation Committee reviews director compensation, including the individual fees and retainers, the components of compensation, as well as the total amount of director compensation appropriate for the Company. The Company's chief executive officer attends these meetings, except for executive sessions. In 2005 the Compensation retained Carl Jacobs Group ("Jacobs Group") as its third-party consultant on matters pertaining to director compensation as well as executive compensation matters. Jacobs Group provided the Compensation Committee with comparative survey and peer group data in 2005 and later updated its information in 2006. The Compensation Committee reviewed the information provided by Jacobs Group in 2006 to recommend changes for 2007 in the compensation for non-employee directors. The Board approved the Compensation Committee's recommendation and in 2007 the compensation structure was changed.

        During 2006 and the first three months of 2007, independent directors of the Company received a monthly retainer of $2,000 per month. In addition, each independent director received $800 per committee meeting attended in person and $400 for each committee meeting attended by telephone. Each committee chair received in addition a $2,500 annual retainer. The independent directors were also entitled to bi-annual grants of 6,000 to 8,000 stock options as determined by the Compensation Committee under the 2004 Stock Option Plan.

        In March 2007, the Compensation Committee and the Board of Directors approved changes to the Board of Directors' compensation effective April 1, 2007. Each Board member receives an annual retainer of $27,000. The chairman of the board and the chairman of the Board's various committees receive an additional retainer, as follows:

Audit Committee, Investment Committee and Loan Committee	$3,500
Compensation Committee	$3,000
All other committees	$2,500
Chairman of the Board	$8,500

        Committee members and committee chairman receive meeting fees for each meeting attended as follows:

	Chairman	In Person	Telephonic
Audit Committee, Investment Committee and Loan Committee	$1,100	$1,000	$500
Compensation Committee	$1,000	$900	$450
All other committees	$900	$800	$400

        In addition to providing cash compensation, the Board also believes in granting equity compensation to non-employee directors in order to further align their interests with those of shareholders and has adopted a practice of granting stock options to directors.

        Directors are entitled to annual grants of stock options as follows:

Board Chairman	4,500–5,500
Committee Chairman	3,500–4,500
Board members (non-chairman)	3,000–4,000

Director Fee Deferral Plan

        Directors may defer their fees through a deferred compensation program ("Deferral Plan"). Under the Deferral Plan, a participating director may defer up to 100% of his or her board fees into the Deferral Plan for up to ten years from the date of the first deferral. Amounts deferred earn interest at the rate of 8% per annum. The director may elect a distribution schedule of up to ten years, with interest accruing (at the same 8%) on the declining balance. A participating director is eligible to begin receiving benefits upon retirement.

        The Company has purchased life insurance policies on the lives of directors who participate in the Deferral Plan. It is expected that the earnings on these policies will offset the cost of the program. In addition, the Company will receive death benefit payments upon the death of the director. The proceeds will permit the Company to "complete" the Deferral Plan as originally intended if the director dies prior to the completion of the Deferral Plan. The disbursement of deferred fees is accelerated at death and commences one month after the director dies. In the event of the director's disability prior to attainment of his benefit eligibility date, the director may request that the Board permit him to receive an immediate disability benefit equal to the annualized value of the director's deferral account.

        To date, two of the directors are currently deferring their fees. For the years 2005, 2006, and 2007 the Company accrued expenses of $75,000, $79,000, and $78,000 respectively, to account for its obligation to pay deferred fees.

Director Compensation Table

        The following table summarizes the compensation we paid to non-employee directors for the year ended December 31, 2007:

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Options Awards ($) (d)(1)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)(2)	All Other Compensation ($) (g)		Total ($) (h)
Frank G. Bisceglia	$63,753	$—	$14,631	$—	$4,300	$588	(3)	$83,272
James R. Blair	$50,408	$—	$14,075	$—	$1,000	$623	(3)	$66,106
Jack W. Conner	$54,268	$—	$26,215	$—	$4,600	$—		$85,083
John J. Hounslow	$28,550	$—	$2,326	$—	N/A	$123,450	(4)	$154,326
Mark E. Lefanowicz	$21,250	$—	$2,326	$—	N/A	$—		$23,576
Robert T. Moles	$49,100	$—	$25,103	$—	$4,600	$—		$78,803
Louis ("Lon") O. Normandin	$36,650	$—	$14,075	$—	$2,200	$1,046	(3)	$53,971
Jack L. Peckham	$39,175	$—	$14,631	$—	$3,200	$138	(3)	$57,144
Humphrey P. Polanen	$41,003	$—	$14,631	$—	$8,000	$597	(3)	$64,231
Charles J. Toeniskoetter	$48,047	$—	$14,631	$—	$1,700	$559	(3)	$64,937
Ranson W. Webster	$36,897	$—	$23,995	$—	$7,100	$—		$67,992

(1)
The amounts shown in column (d) represent the dollar amounts recognized for financial statement reporting purposes in fiscal years 2007 with regard to share-based awards, as determined pursuant to Statement of Financial Accounting Standards No. 123 (revised), "Share Based Payment" (SFAS 123R), and not the value of the awards made in 2007. See the Company's Annual Report on Form 10-K, at Note 10 to the Company's Consolidated Financial Statements for the year ended December 31, 2007.

(2)
The amounts shown in column (f) represent only the aggregate change in the actuarial present value of the accumulated benefit measured from December 31, 2006 to December 31, 2007 under the respective director compensation benefits agreements. The amounts in column (f) were determined using interest rate and mortality rate assumptions, consistent with those used in the Company's financial statements, and includes amounts which the named director may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 12 to the Company's audited financial statements for the year ended December 31, 2007 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(3)
The amounts shown reflect the annual income imputed to each director in connection with Company owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums.

(4)
Includes $80,000 paid to Mr. Hounslow under his consulting agreement and $40,000 under his non-competition, non-solicitation and confidentiality agreement with the Company. See "Transaction with Management—John J. Hounslow Agreements" for discussions of these agreements. Also includes $3,450 for leased auto payments in 2007.

Outstanding Stock Options

        Each of the non-employee directors owned the following stock options granted under the 1994 Stock Option Plan and 2004 Stock Option Plan as of December 31, 2007:

Director	Stock Options
Frank G. Bisceglia	27,700
James R. Blair	9,800
Jack W. Conner	18,300
John J. Hounslow	4,000
Mark E. Lefanowicz	4,000
Robert T. Moles	17,300
Louis ("Lon") O. Normandin	8,695
Jack L. Peckham	27,700
Humphrey P. Polanen	16,100
Charles J. Toeniskoetter	25,300
Ranson W. Webster	17,800

Director Compensation Benefits Agreement

        Prior to 2007, the Company entered into individual director compensation benefits agreements ("Benefits Agreements") with each of its then directors. The Benefits Agreements provide an annual benefit equal to a designated applicable percentage of $1,000 times each year served as a director, subject to a 2% increase each year from the date of the commencement of payments. The applicable percentage increases over time and equals 100% after nine years of service. Payments of benefits will be made in equal monthly payments on the first day of each month, commencing on the later of the director's attaining the age of 62 or the month following the month in which the director separates from service on the Board and continuing until the director's death. In the event of a disability, or a resignation or termination pursuant to a change of control, the director's applicable percentage will be accelerated to 100% and the payments of benefits will begin on the later of the director attaining the age of 62 or the month following the month in which the director service on the board terminates. If a director is removed from the Board for cause he will forfeit any benefits under the Benefit Agreement. When a director voluntarily resigns (other than in the case of a change of control) the director will be paid the applicable percentage of the benefit on the first month commencing on the later of the director attaining the age of 62 or the month following the month the director's service on the board terminates and continuing until death. A director may also resign ("early retirement") on or after age 55 and before age 62 and receive the actuarial equivalent (based on attaining age 62) valued at the time of separation of service of his benefits commencing when the director attains the age of 62 and continuing until death.

        The Company owned split-dollar life insurance policies support the Company's obligations under the Benefit Agreements. The premiums on the policies are paid by the Company. The cash value accrued on the policies supports the payment of the supplemental benefits for each participant. In the case of death of the participant, the participant's designated beneficiaries will receive 80% of the net-at-risk insurance (which means amount of the death benefit in excess of the cash value of the policy).

PROPOSAL I—ELECTION OF DIRECTORS

        The Bylaws of the Company provide that the number of directors shall not be less than 11 nor more than 21. By resolution, the Board of Directors has fixed the number of directors at 13. The Bylaws of the Company provide the procedure for nominations and election of the Board of Directors. This procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this proxy statement. Nominations not made in accordance with the procedures may be disregarded by the chairman of the Annual Meeting and, upon his instructions, the inspector of election will disregard all votes cast for such nominees.

        The Board of Directors, upon recommendation of the Corporate Governance and Nominating Committee, has nominated the following thirteen persons for election at the 2008 Annual Meeting. Each of the nominees is currently a director of the Company serving a one year term that expires at the 2008 Annual Meeting. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted at the Annual Meeting for substitute nominees designated by the Board. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve. The Company agreed when it acquired Diablo Valley Bank to nominate John J. Hounslow and Mark E. Lefanowicz to the Board for the 2008 and 2009 Annual Meetings.

        The following table provides information with respect to each person nominated and recommended to be elected by the Board of Directors:

Name	Age	Position	Director Since	Principal Occupation, Business Experience During Past Five Years and Other Information
Frank G. Bisceglia	62	Director	1994	Senior Vice President—Investments, Advisory and Brokerage Services, Senior Portfolio Manager, Portfolio Management Program at UBS Financial Services, Inc., a full service securities firm.
James R. Blair	63	Director	1994	President of Renco Properties, Inc., a real estate development company.
Jack W. Conner	68	Chairman of the Board	2004
				Elected Chairman of the Board in July, 2006. Chairman and CEO of Comerica California from 1991 until his retirement in 1998; Director until 2002; Founder, President and Director of Plaza Bank of Commerce from 1979 to 1991.
William J. Del Biaggio, Jr.	67	Founding Chairman of the Board and Executive Vice President	1994
				Elected Founding Chairman of the Board and Executive Vice President in July 2006 and prior thereto served as Chairman of the Board from 2004; Interim Chief Executive Officer of the Company from 2004 to 2005; Business Development Officer of the Company since 2002.

John J. Hounslow	77	Director	2007
				Mr. Hounslow is the former chairman of the Board of Diablo Valley Bank. He was elected to the Board in June 2007 after the completion of the acquisition of Diablo Valley Bank. He was also the Founding Chairman of Diablo Valley Bank.
Walter T. Kaczmarek	56	President, CEO and Director	2005
				Executive Vice President of Comerica Bank and of Plaza Bank of Commerce from 1990 to 2005. Prior thereto served in various positions with Union Bank of California and The Martin Group, a real estate investment-development company.
Mark E. Lefanowicz	51	Director	2007
				Mr. Lefanowicz has served on the Board of E-LOAN since October of 2002, and as its President since May 2004. Before joining E-LOAN, Mr. Lefanowicz was CEO of Bay View Franchise Mortgage Acceptance Co. (BVFMAC), a commercial loan servicing company. Prior to BVFMAC, he served as Executive Vice President and Chief Financial Officer at Bay View Capital Corporation. Previously, Mr. Lefanowicz worked for Coopers & Lybrand, now part of PricewaterhouseCoopers. Mr. Lefanowicz is a former director of Diablo Valley Bank. He was elected to the Board in June 2007 after the completion of the acquisition of Diablo Valley Bank.
Robert T. Moles	53	Director	2004
				Chairman of Intero Real Estate Services, Inc., a full-service real estate firm since 2002. Prior to joining Intero, served as President and CEO of the Real Estate Franchise Group of Cendant Corporation, the largest franchiser of residential and commercial real estate brokerage offices in the world. Prior to joining Cendant, served as President & CEO of Contempo Realty, Inc. in Santa Clara, California.

Louis ("Lon") O. Normandin	73	Director	1994
				Owner and Chairman of the Board of Normandin Chrysler Jeep. President and CEO of the Catholic Foundation of Santa Clara County since 2004. Trustee and Chairman of the Board of Regents at Bellarmine College Preparatory since 2005.
Jack L. Peckham	66	Director	1994
				CEO of Elastic Workspace Software, Inc. since January 2003; President and CEO of Alpine Microsystems since November 2001; President and CEO of Timpani Networks, Inc. from 1999 to 2002; President and CEO of Lightspeed Semiconductor from 1998 to 2000; Vice President and General Manager of Atmel Corporation, a semiconductor manufacturing company, from 1985 to 1998.
Humphrey P. Polanen	58	Director	1994
				Chairman of St. Bernard Software, a publicly listed Internet security company, since 2004. Director of Shanghai Century Acquisition Corp, an AMEX listed company since 2006. Director of Dynamic Decisions Growth Fund, a publicly listed investment fund since 2005. Managing Director of Internet Venture Partners BV, an investment firm, from 2000 to 2004; President and CEO of Trustworks Systems, a network security company, from 1998 to 1999; General Manager of Network Security Products and Internet Commerce Groups, Sun Microsystems, a computer systems company, from 1995 to 1998.
Charles J. Toeniskoetter	63	Director	2002
				Chairman of Toeniskoetter & Breeding, Inc., Development, a Silicon Valley real estate development and investment company. Member of the Board of Directors of Redwood Trust, Inc. and SJW Corp. (New York Stock Exchange).

Ranson W. Webster	63	Director	2004
Founded Computing Resources, Inc. ("CRT") in 1978, a privately held general purpose service bureau specializing in automating accounting functions. In 1999 CRI merged with Intuit, Inc., the maker of QuickBooks and Quicken financial software. In 1998 founded Evergreen Capital, LLC, an early stage investment company focused on Internet and biotech companies.

Recommendation of the Board of Directors

        The Board of Directors recommends the election of each nominee. The proxy holders intend to vote all proxies they hold in favor of election of each of the nominees. If no instruction is given the proxy holders intend to vote for each nominee listed.

PROPOSAL II—APPROVAL OF AMENDMENT TO HERITAGE COMMERCE CORP 2004
STOCK OPTION PLAN

        In 2004 the Board of Directors adopted the Heritage Commerce Corp 2004 Stock Plan ("2004 Plan"). The shareholders approved the 2004 Plan at the 2004 Annual Shareholders Meeting. When approved, the 2004 Plan authorized the issuance of 300,000 shares of common stock upon the exercise of options issued under the Plan. In 2006, the 2004 Plan was amended by the shareholders to increase the authorized shares to 850,000. The 2004 Plan was adopted to replace the Heritage Bank of Commerce 1994 Tandem Stock Option Plan ("1994 Plan"). The 1994 Plan terminated in 2004, and 246,201 unexercised stock options issued under the 1994 Plan remained outstanding as of March 1, 2008. As of March 1, 2008, there were 761,916 of unexercised stock options issued under the 2004 Plan outstanding and 75,679 options remained available for issuance under the 2004 Plan.

        The Board upon recommendation of the Compensation Committee is proposing an amendment to increase the number of shares available for options under the Plan from 850,000 to 1,750,000. In addition, the Board has proposed an amendment to the Plan to limit the number of options that may be granted to any one employee to 300,000.

        The purpose of the 2004 Plan is to promote the long-term success of the Company and the creation of shareholder value. The Board of Directors believes that the availability of stock options is a key factor in the ability of the Company to attract and retain qualified individuals to serve as directors, officers and employees. The Board believes that it would be in the best interest of the Company to replenish the number of options available for issuance under the 2004 Stock Option Plan. The additional shares made available for options will increase the number available to 1,750,000 shares. This represents approximately 13.7 percent of our issued and outstanding shares. The Board believes the ratio of authorized stock options to outstanding shares is at or below the ratio of other financial institutions in the Company's peer group. The Board is proposing to limit the number of options that may be granted to any one person to meet certain requirements under the Internal Revenue Code of 1986 that permit the Company to deduct payments to executives that exceed $1,000,000 under certain situations. A copy of the 2004 Plan and the proposed amendment is attached as Exhibit A to this proxy statement. The following discussion is qualified in its entirety by reference to the text of the 2004 Plan.

        The 2004 Plan authorizes the Company to grant options that qualify as incentive stock options ("ISO") under the Internal Revenue Code of 1986 and nonqualified stock options ("NSOs") to officers and employees of the Company and its affiliated companies. Nonemployee directors and consultants are only eligible to receive NSOs.

        The 2004 Plan, as amended, will set aside an additional 900,000 authorized, but unissued, shares of the common stock for grant at an amount per share equal to not less than the fair market value of common stock on the date each option is granted. If an ISO is granted to an officer or employee of the Company who, at the time of the grant, owns more than 10 percent of the common stock, the exercise price of the options must be not less than 110 percent of the fair market value of common stock, at the time the option is granted. To the extent that the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options will be treated as NSOs.

        Upon receipt of cash (or, with the consent of the Board of Directors, common stock already owned by the optionee) which equals the total consideration for the exercise of a stock option, share certificates will be issued to the exercising optionee. Upon approval by the Board of Directors, options may also be exercised through a broker-dealer selected by the optionee in a "cashless exercise" procedure. Options will expire as specified in the 2004 Plan, or on such date as the Board of Directors may determine at the time the Company grants the option; provided, however, an option may not have a term in excess of ten years. All options granted pursuant to the 2004 Plan that are vested become exercisable in full for a period of 12 months in the event of the termination of the employee's or nonemployee director's service because of death or permanent disability. Option holders will be given 30 days advance notice of the consummation of a change of control transaction during which time the option holder will have the right to exercise their options, and all outstanding options become immediately vested. The options terminate on the consummation of the change of control.

        The Board of Directors may amend, suspend or terminate the 2004 Plan at any time and for any reason, except that an amendment of the 2004 Plan is subject to shareholder approval to the extent required by law, regulation or rule. The Board of Directors may not amend the 2004 Plan to increase the number of shares available for grants of options without shareholder approval.

        Unless the Board of Directors terminates the 2004 Plan earlier, the 2004 Plan will terminate in 2014. The Company may not grant any options under the 2004 Plan after the termination date, but termination will not affect any option previously granted by the Company.

        The 2004 Plan is administered by the Board of Directors' Compensation Committee. The Compensation Committee has the authority to construe and interpret the 2004 Plan; define the terms used therein; prescribe, amend and rescind rules and regulations relating to administration of the 2004 Plan; select from the eligible class of individuals the persons to whom and the times at which options should be granted, the terms of stock option agreements and the number of shares to each option; and make all other determinations necessary or advisable for administration of the 2004 Plan. Also, the Compensation Committee may adopt such rules or guidelines as it deems appropriate to implement the 2004 Plan. The determinations of the Compensation Committee under the 2004 Plan will be final and binding on all persons.

Federal Income Tax Consequences

        The following discussion is only a summary of the principal federal income tax consequences of the options and rights to be granted under the 2004 Stock Option Plan, and is based on existing federal law (including administration, regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences herein discussed.

        Generally, when an option qualifies as an incentive option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"):

  •
  an optionee will not realize taxable income either upon the grant or the exercise of the option,

  •
  any gain or loss upon a "qualifying disposition" of the shares acquired by the exercise of the option will be treated as capital gain or loss, and

  •
  no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an incentive option or a qualifying disposition of the shares.

        A disposition by an optionee of common stock acquired upon exercise of an incentive option will constitute a qualifying disposition if it occurs more than two years after the grant of the option, and one year after the transfer of the shares to the optionee. If the common stock is disposed of by the optionee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the optionee, in general, will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of:

  (i)
  the aggregate fair market value of the shares, as of the date of exercise, less the option price, or

  (ii)
  the amount realized on the disqualifying disposition less the option price.

        Ordinary income from a disqualifying disposition will constitute ordinary compensation income. Any gain in addition to the amount reportable as ordinary income on a "disqualifying disposition" generally will be capital gain.

        Capital gain recognized by an optionee on shares held more than one year prior to disposition will be generally taxable at a current maximum rate of 15%.

        While the exercise of an incentive option does not result in current taxable income, there are implications with regard to the alternative minimum tax. Upon the exercise of an incentive option, the difference between the fair market value of common stock on the date of exercise and the option price generally is treated as an adjustment to taxable income in that taxable year for alternative minimum tax purposes, as are a number of other items specified by the Code. Such adjustments (along with tax preference items) form the basis for the alternative minimum tax, which may apply depending on the amount of the computed "regular tax" of the employee for that year. Under certain circumstances the amount of alternative minimum tax is allowed as a carry forward credit against regular tax liability in subsequent years.

        In the case of stock options which do not qualify as an incentive option, but for which the option price is not less than the fair market value of the underlying stock on the date of grant, no income generally is recognized by the optionee at the time of the grant of the option or when the option vests. The optionee generally will recognize ordinary income at the time the option is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from an option will constitute compensation for which withholding is generally required under federal and state law.

        Subject to special rules applicable when an optionee uses common stock to exercise an option, shares acquired upon exercise of an option will have a tax basis equal to their fair market value on the date on which ordinary income is recognized and the holding period for the shares generally will begin on such date. Upon subsequent disposition of the shares, the optionee normally will recognize capital gain or loss.

        The Company will generally be entitled to a deduction equal to the ordinary income (i.e., compensation) recognized by the optionee in the case of a "disqualifying disposition" of shares of common stock received upon exercise of an incentive option or in connection with the exercise of a non-qualified stock option.

        Federal income tax laws limit to $1,000,000 the annual amount publicly held corporations may deduct for reasonable compensation paid to certain executive officers (including compensation attributable to stock options) if such reasonable compensation does not qualify as "performance based compensation" or compensation paid on a "commission basis." The $1,000,000 limitation is determined for each executive officer to which the deduction applies.

        Compensation attributable to the exercise of a stock option will generally not be subject to the $1,000,000 deduction limitation if the grant of the option is made by a committee consisting solely of outside directors, the stockholders of the corporation approve the terms of the stock option plan, the class of executives covered by the plan, the formula under which the price is determined, and the maximum number of shares subject to the option that the plan can award to any executive, and the compensation attributable to the option is based solely on the increase of the value of the underlying stock. The purpose of the amendment is to limit the number of options that may be granted to any employee to meet these requirements.

        If, as a result of certain changes in control of the Company, certain employee options become immediately exercisable, the additional economic value attributable to the acceleration may be deemed an "excess parachute payment" to the extent the additional value (when combined with the value of other change of control payments) equals or exceeds 300% of the employee's average annual taxable compensation over the five calendar years preceding the change of control. Any such excess over the employee's average annual taxable compensation will be subject to a 20% excise tax. To the extent that an excess parachute payment is not deductible and is paid to an executive officer whose compensation is subject to the $1,000,000 deduction limitation rules, the $1,000,000 deduction limitation is reduced by such amount, but not below zero.

Accounting Issues

        In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or FAS 123R, which requires all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized as expenses in the statement of operations based on their fair values and vesting periods.

Vote Required

        The amendment must be approved by a majority of the shares present in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors

        The Board recommends approval of the amendment to the Heritage Commerce Corp 2004 Stock Option Plan to increase the number of shares available for issuance. The proxy holders intend to vote all proxies they hold in favor of the amendment. If no instruction is given, the proxy holders intend to vote for approval of the amendment.

PROPOSAL III—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Crowe Chizek and Company LLP to serve as our independent registered public accounting firm for 2008, subject to ratification by our shareholders. A representative of Crowe Chizek and Company LLP will be present at the Annual Meeting to answer questions and will have the opportunity to make a statement if so desired.

        We are asking our shareholders to ratify the selection of Crowe Chizek and Company LLP as our independent public accounting firm. Although ratification is not required by our By-laws, the Securities and Exchange Commission or The Nasdaq Stock Market, the Board is submitting the selection of Crowe Chizek and Company LLP to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection of Crowe Chizek and Company LLP, however, we reserve the discretion to retain Crowe Chizek and Company LLP as our independent registered public accounting firm for 2008. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Audit Committee Report

        In accordance with its written charter adopted by the Company's Board of Directors (Board), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2007, the Committee met 8 times, and the Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer prior to public release. The Committee discussed the interim financial statements with the chief financial officer and the independent auditors prior to the filing of each quarterly Form 10-Q.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee reviewed with both the independent auditors and the internal auditors their audit plans and scope.

        The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' audit of the consolidated financial statements. The Committee also reviewed and discussed the results of the internal audit examinations.

        The Committee reviewed the audited financial statements of the Company as of and for year ended December 31, 2007 with management and the independent auditors. The Committee has also reviewed "Management's Report on Internal Control over Financial Reporting" and the independent registered public accounting firm's opinion on the effectiveness of the Company's internal control over financial reporting, and discussed the same with management and the independent accounting firm prior to the Company's filing of its Annual Report on Form 10-K for the year ended December 31, 2007.

        Based on the above-mentioned review and discussion with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Heritage Commerce Corp
Audit Committee
Humphrey P. Polanen, Chairman
Mark E. Lefanowicz
Louis ("Lon") O. Normandin
Jack L. Peckham

March 10, 2008

        The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Act of 1934, and shall not otherwise be deemed filed under these acts.

Independent Registered Public Accounting Firm Fees

        The following table summarizes the aggregate fees billed to the Company by its independent auditor:

Category of Services	Fiscal Year 2007	Fiscal Year 2006
Audit fees(1)	$654,200	$466,200
Audit-related fees(2)	60,010	29,000
Tax fees(3)	45,350	66,675
All other fees(4)	19,480	44,450

Total accounting fees	$779,040	$606,325

(1)    Fees for audit services for 2007 and 2006 consisted of the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q, consents and other services related to SEC matters, and the audit of the Company's internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)    Fees for audit related services for 2007 and 2006 consisted of financial accounting and reporting consultations and audits of the financial statements of the Company's employee benefit plans.

(3)    Fees for tax services for 2007 and 2006 consisted of tax compliance and tax planning and advice.

  •
  Fees for tax compliance services totaled $45,350 and $56,250 in 2007 and 2006, respectively. Tax compliance services are those rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. Such services consisted primarily of federal and state income tax return preparation, assistance with tax credits and, in 2007, assistance with an audit of the Company's California State tax returns.

  •
  Fees for tax planning and advice services totaled $0 and $10,425 in 2007 and 2006, respectively. Tax planning and advice services are those rendered with respect to proposed transactions. The fees for 2006 related to the acquisition of Diablo Valley Bank.

(4)    Fees for all other services in 2007 and 2006 consisted of consultation services regarding the acquisition of Diablo Valley Bank, including assistance with due diligence, and consultation with management on various other accounting matters.

        The ratio of tax planning and advice fees and all other fees to audit fees, audit related fees and tax compliance fees was approximately 3% and 10% for 2007 and 2006, respectively.

        In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board.

Approval Policy

        The services performed by the independent registered public accounting firm in 2007 and 2006 were approved in accordance with the approval policies and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the "Disclosure Categories") that the independent registered public accounting firm may perform. The policy requires a description of the services expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories be presented to the Audit Committee for approval.

        Services provided by the independent auditors were approved following the policies and procedures of the Audit Committee.

        Any requests for audit, audit-related, tax, and other services not previously approved must be submitted to the Audit Committee for specific approval and cannot commence until such approval has been granted. Normally, approval is provided at regularly scheduled meetings. However, the authority to grant specific approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific approval.

OTHER BUSINESS

        If any matters not referred to in this proxy statement come before the meeting, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting and, as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

SHAREHOLDER PROPOSALS

        Under certain circumstances, shareholders are entitled to present proposals at shareholders' meetings, provided that the proposal is presented in a timely manner and in a form that complies with applicable regulations. Any shareholder proposals intended to be presented for consideration at the 2009 Annual Meeting of Shareholders, and to be included in the Company's proxy statement for that meeting under SEC Rule 14a-8, must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 8, 2008 in a form that complies with applicable regulations. If the date of next year's Annual Meeting is moved more than 30 days before or after the anniversary of this year's Annual Meeting, the deadline for inclusion is instead a reasonable time before the Company begins to print and mail.

        For a shareholder proposal to be presented at the Annual Meeting that is not intended to be included in the Company's proxy statement under SEC Rule 14a-8, the proposal must be submitted at least forty-five days before the date this proxy statement and form of proxy is first mailed to shareholders. If the date of next year's Annual Meeting is more than 30 days before or after the anniversary of this year's Annual Meeting, the deadline for submitting a proposal is instead a reasonable time before the Company begins to print and mail its proxy materials.

HERITAGE COMMERCE CORP

Rebecca A. Levey
Corporate Secretary

San Jose, California
April 7, 2008

EXHIBIT A

AMENDMENT NO. 2 TO HERITAGE COMMERCE CORP
2004 STOCK OPTION PLAN

        This Amendment No. 2 to the Heritage Commerce Corp 2004 Stock Option Plan is dated as of May 22, 2008.

RECITALS

        1.     The Heritage Commerce Corp 2004 Stock Option Plan (the "Plan") was approved by the Heritage Commerce Corp (the "Company") shareholders on May 26, 2004. Amendment No. 1 to the Plan was approved by the Company shareholders on May 25, 2006.

        2.     Pursuant to Section 13 of the Plan, the Board of Directors and shareholders may amend the Plan from time to time.

        3.     The Board of Directors, upon recommendation of the Compensation Committee, believes it is in the best interest of the Company and its shareholders to amend the Plan in accordance with the terms of this Amendment No. 2, the form of which has been approved by the Board of Directors and shareholders.

AMENDMENT

        SECTION 1.    The first paragraph of Section 3 is amended and restated in full to read as follows:

          "Subject to the provisions of Section 11 of the Plan, the maximum number of shares of Common Stock that may be issued under this Plan is 1,750,000 unless amended by the Board or the shareholders of the Company. No Employee may be granted more than 300,000 Options under the Plan."

        SECTION 2.    This Amendment shall take effect as of May 22, 2008. Through May 21, 2008 the terms of the Plan shall be applied without giving effect to this Amendment, subject to approval of the Amendment by the Board of Directors and shareholders.

        SECTION 3.    Except as provided in this Amendment No. 2, the provisions, terms and conditions of the Plan shall remain in full force and effect.

By:

ACKNOWLEDGED AND AGREED:

HERITAGE COMMERCE CORP
2004 STOCK OPTION PLAN

1.    Purpose of the Plan.

        The purpose of the Heritage Commerce Corp 2004 Stock Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Directors, Employees and Consultants of the Company, and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. The Options offered pursuant to the Plan are a matter of separate inducement and are not in lieu of salary or other compensation.

2.    Definitions.

        As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

          (b)   "Board" means the Board of Directors of the Company.

          (c)   "Code" means the Internal Revenue Code of 1986, as amended.

          (d)   "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

          (e)   "Common Stock" means the common stock, no par value, of the Company.

          (f)    "Company" means Heritage Commerce Corp, a California corporation.

          (g)   "Consultant" means any person who is engaged by the Company to render consulting or advisory services and is compensated for such services.

          (h)   "Continuous Status as a Director, Employee or Consultant" means that the director, employment or consulting relationship with the Company is not interrupted or terminated. Continuous Status as a Director, Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or transfers to any subsidiary of the Company, or between a subsidiary and the Company or any successor. A leave of absence shall include sick leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including policies of the Company. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the day which is three months after the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (i)    "Director" means a member of the Board of Directors of the Company.

          (j)    "Employee" means any person, including an Officer or Director, employed by the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment."

          (k)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l)    "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination and reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (m)  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (n)   "Nonstatutory Stock Option" means an option not intended to qualify as an Incentive Stock Option.

          (o)   "Notice of Grant" means the notice of stock option grant to be given to each of the Optionees.

          (p)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (q)   "Option" means a stock option granted pursuant to the Plan.

          (r)   "Optionee" means a Director, Employee or Consultant who receives an Option.

          (s)   "Plan" means the Heritage Commerce Corp 2004 Stock Option Plan.

          (t)    "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

          (u)   "Section 16(b)" means Section 16(b) of the Exchange Act.

          (v)   "Share" means each of the shares of Common Stock subject to an Option, as adjusted in accordance with Section 11 below.

3.    Stock Subject to the Plan.

        Subject to the provisions of Section 11 of the Plan, the maximum number of shares of Common Stock that may be issued under this Plan is 850,000 unless amended by the Board or the shareholders of the Company.

        If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange pursuant to Section 4(c)(vi) or otherwise, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.    Administration of the Plan.

          (a)   Administration by Board or Committee of Board.    The Plan shall be administered as follows:

              (i)  Multiple Administrative Bodies.    If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers and Employees who are neither Directors nor Officers.

             (ii)  Administration With Respect to Directors and Officers.    With respect to grants of Options to Directors or Employees who are also Officers or Directors, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with any applicable laws, including the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with any applicable laws, including the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by any applicable laws, including the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

            (iii)  Administration With Respect to Other Employees and Consultants.    With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of stock option plans, if any, of United States securities laws, of California corporate and securities laws, of the Code, and of any applicable stock exchange (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

            (iv)  Compliance with Section 162(m).    If, at any time, awards made under the Plan shall be subject to Section 162(m) of the Code, the Plan shall be administered by a committee comprised solely of "outside directors" (within the meaning of Treas. Reg. § 1.162-27(e)(3)) or such other persons as may be permitted from time to time under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

          (b)   Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority in its discretion:

              (i)  to determine the Fair Market Value of the Common Stock in accordance with Section 2(l) of the Plan;

             (ii)  to select the Directors, Consultants and Employees to whom Options may from time to time be granted hereunder;

            (iii)  to determine whether and to what extent Options are granted hereunder;

            (iv)  to determine the number of Shares to be covered by each such award granted hereunder;

             (v)  to approve forms of agreement for use under the Plan;

            (vi)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

          (c)   Effect of Administrator's Decision.    All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

5.    Eligibility.

          (a)   Nonstatutory Stock Options may be granted to Directors, Employees and Consultants. Incentive Stock Options may be granted only to Employees. A Director, Employee or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

          (b)   Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (c)   Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuation of his or her employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.    Term of Plan.

        The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company, as described in Section 17 of the Plan. It shall continue in effect for a term of ten years unless sooner terminated under Section 13 of the Plan.

7.    Term of Option.

        The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.    Option Exercise Price and Consideration.

          (a)   The per share exercise price for the Shares to be issued upon exercise of any Option shall be such price as is determined by the Administrator, but shall be subject to the following:

              (i)  In the case of an Incentive Stock Option

              (A)  granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent of the voting power of all classes of stock of the

      Company, the per Share exercise price shall be no less than 110 percent of the Fair Market Value per Share on the date of grant.

              (B)  granted to any other Employee, the per Share exercise price shall be no less than 100 percent of the Fair Market Value per Share on the date of grant.

             (ii)  In the case of a Nonstatutory Stock Option granted to any person, the per Share exercise price shall be no less than 100 percent of the Fair Market Value per Share on the date of grant.

          (b)   The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (i) cash, (ii) check or (iii) any combination of those methods of payment. In addition, if there is a public market for the Shares, the Administrator may allow the Optionee to elect to pay the exercise price through either of the following procedures:

              (i)  A special sale and remittance procedure under which the Optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of a portion of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased Shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and/or sale. The Optionee must also provide such irrevocable written instructions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm to effect the sale transaction. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. Optionee shall also deliver a properly executed exercise notice together with such other documentation as the Administrator and a broker, if applicable, shall require to effect an exercise of the Option. Notwithstanding the above, the Company shall not be required to permit the Optionee to utilize the sale and remittance procedure described above if the Company's legal counsel advises the Company that the procedure may violate any applicable law, regulation or regulatory guidance.

             (ii)  The surrender to the Company of shares of the Company's common stock which have already been owned by the Optionee for more than six months. The shares of the Company's common stock which are surrendered to the Company as payment for Shares issued upon the exercise of an Option shall be valued at their Fair Market Value on the date of exercise of the Option.

9.    Exercise of Option.

          (a)   Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and as permissible under the terms of the Plan, but in no case at a rate of less than 20 percent per year over five years from the date the Option is granted. The right to exercise an Option may be conditioned on specific performance criteria with respect to the Company and/or the Optionee. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote, receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 hereof.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)   Termination of Directorship, Employment or Consulting Relationship.    Except as otherwise provided in subsections (c) and (d) below, in the event of termination of an Optionee's Continuous Status as a Director, Employee or Consultant (but not in the event of an Optionee's change of status from Employee to Director or Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option three months and one day following such change of status) or from Director or Consultant to Employee), such Optionee may, but only within three months after the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination; provided, however, that the Administrator may extend the period during which a Nonstatutory Stock Option may be exercised following such termination on a case-by-case basis, as the Administrator deems appropriate in the Administrator's discretion. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (c)   Disability of Optionee.    In the event of termination of an Optionee's Continuous Status as a Director, Employee or Consultant as a result of his or her disability, the Optionee may, but only within 12 months from the date of such termination (and in no event later than the expiration date of the termination of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. However, in the event of termination of an Optionee's Continuous Status as a Director, Employee or Consultant as a result of his or her "permanent disability" as such term is defined in Section 22(e)(3) of the Code, the Optionee shall be entitled, but only within 12 months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), to exercise all Options such Director, Employee or Consultant would have been entitled to exercise had such Director, Employee or Consultant remained employed for one year from the date of such termination. If such disability is not a "permanent disability," in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such termination. If the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)   Death of Optionee.    In the event of the death of an Optionee, the Optionee's estate or any person who acquired the right to exercise the Option by bequest or inheritance shall be entitled, but only within 12 months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), to exercise all Options such Director, Employee or Consultant would have been entitled to exercise had such Director, Employee or Consultant remained employed for one year from the date of such termination. All remaining Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after the Optionee's death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e)   Rule 16b-3.    Options granted to a person subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10.    Non-Transferability of Options.

        Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, that any Nonstatutory Stock Option may be transferred by the optionee to any member of the Optionee's immediate family, to a partnership the members of which (other than the Optionee) are all members of the Optionee's immediate family, or to a family trust the beneficiaries of which (other than the Optionee) are all members of the Optionee's immediate family.

11.    Adjustments Upon Changes in Capitalization or Merger.

          (a)   Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, as well as the price for each share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease as determined by the Administrator. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Option.

          (b)   Terminating Events.    A Terminating Event shall be defined as any one of the following events: (i) a dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations, as the result of which (A) the Company is not the surviving corporation or (B) the Company becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own directly or indirectly, over 50 percent of the aggregate voting power of all outstanding equity securities of the Company); (iii) a sale of substantially all the assets of the Company to another corporation; or (iv) a sale of the equity securities of the Company representing more than 50 percent of the aggregate voting power of all outstanding equity securities of the Company to any person or entity, or any group of persons and/or entities acting in concert. Upon a Terminating Event (i) the Company shall deliver to each optionee, no less than thirty days prior to the Terminating Event, written notification of the Terminating Event and the optionee's right to exercise all options granted pursuant to this Plan, whether or not vested under this Plan or applicable stock option agreement, and (ii) all outstanding options granted pursuant to this Plan shall completely vest and become immediately exercisable as to all shares granted pursuant to the option immediately prior to such Terminating Event. This right of exercise shall be conditional upon execution of a final plan of dissolution or liquidation or a definitive agreement of consolidation or merger. Upon the occurrence of the Terminating Event all then outstanding options and the Plan shall terminate; provided, however, that any outstanding options not exercised as of the occurrence of the Terminating Event shall not terminate if there is a successor corporation which assumes the outstanding options or substitutes for such options, new options covering the stock of the successor corporation with appropriate adjustments as to the number and kind of shares and prices.

          (c)   Compliance with Incentive Stock Option Provisions.    Notwithstanding anything to the contrary herein, each adjustment made to an Incentive Stock Option pursuant to this Section 11 shall comply with the rules of Section 424(a) of the Code, and no adjustment shall be made that would cause any Incentive Stock Option to become a Nonstatutory Stock Option.

12.    Time of Granting Options.

        The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Director, Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13.    Amendment and Termination of the Plan.

          (a)   Amendment and Termination.    The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)   Effect of Amendment or Termination.    Any amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

14.    Conditions Upon Issuance of Shares.

        Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the laws of the United States, including the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15.    Reservation of Shares.

        During the term of this Plan, the Company shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by Company counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.    Agreements.

        Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

17.    Shareholder Approval.

        Continuance of the Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.

18.    Information to Optionees and Purchasers.

        The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

HERITAGE COMMERCE CORP

ANNUAL MEETING OF SHAREHOLDERS

MAY 22, 2008

1:00 P.M.

150 ALMADEN BOULEVARD

SAN JOSE, CA 95120

HERITAGE COMMERCE CORP
150 ALMADEN BOULEVARD
SAN JOSE, CA 95120	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 22, 2008.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify of the reverse side

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Walter T. Kaczmarek and Jack W. Conner and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote your shares on the matter shown on the reverse side and any other matter which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

•                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 21, 2008.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the simple instructions the voice provides you.

VOTE BY INTERNET – www.eproxy.com/htbk – QUICK *** EASY *** IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 21, 2008.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelop we’ve provided or return it to: Heritage Commerce Corp, c/o Shareowner Services SM, P.O. Box 64873, St. Paul, MN 55164-0873

If you vote by Phone or Internet, please do NOT mail your Proxy Card

     Please detach here

The Board of Directors Recomends a Vote FOR Items 1, 2 and 3

1. Election of directors:	(01) Frank G. Bisceglia	(02) James R. Blair	(03) Jack W. Conner
	(04) William J. Del Biaggio, Jr.	(05) Walter T. Kaczmarek	(06) Robert T. Moles
	(07) Louis (“Lon”) O. Normandin	(08) Jack L. Peckham,	(09) Humphrey P. Polanen
	(10) Charles J. Toeniskoetter	(11) Ranson W. Webster	(12) John Hounslow
(13) Mark Lefanowicz

☐            Vote FOR all nominees (except as marked)

☐            Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the following box.)

2. Amendment to the 2004 Stock Option Plan

☐	For	☐	Against	☐	Abstain

3. Ratification of Selection of Independent Registered Public Accounting Firm

☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

This proxy card contains discretionary authority to your proxy to vote your shares on any other matter of which may be properly presented for action at the Annual Meeting.

Address Change? Mark Box ☐ Indicate changes below:	Date:

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

2

QuickLinks

HERITAGE COMMERCE CORP
Notice of Annual Meeting of Shareholders
TABLE OF CONTENTS
PROXY STATEMENT FOR HERITAGE COMMERCE CORP 2008 ANNUAL MEETING OF SHAREHOLDERS INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Heritage Commerce Corp 150 Almaden Boulevard San Jose, California 95113 Attention: Corporate Secretary
BENEFICIAL OWNERSHIP OF COMMON STOCK
CORPORATE GOVERNANCE AND BOARD MATTERS
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Year End
Option Exercises and Stock Vested
Director Compensation Table
PROPOSAL I—ELECTION OF DIRECTORS
PROPOSAL II—APPROVAL OF AMENDMENT TO HERITAGE COMMERCE CORP 2004 STOCK OPTION PLAN
PROPOSAL III—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
SHAREHOLDER PROPOSALS
  EXHIBIT A
AMENDMENT NO. 2 TO HERITAGE COMMERCE CORP 2004 STOCK OPTION PLAN
HERITAGE COMMERCE CORP 2004 STOCK OPTION PLAN